Filed Pursuant to Rule 424(b)(5)
Registration No. 333-170598

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated January 24, 2013

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 12, 2010)

$100,000,000

Ship Finance International Limited

Common Shares

Up to $100.0 million of common shares, par value $1.00 per share, of Ship Finance International Limited are being offered pursuant to this prospectus supplement and the accompanying prospectus, which will be loaned by our wholly-owned subsidiary, SFL Capital II Ltd., which we refer to as SFLC, to Deutsche Bank AG, London Branch, which we refer to as the share borrower, an affiliate of Deutsche Bank Securities Inc., the underwriter for this offering (which shares we refer to as the borrowed shares) pursuant to a share lending agreement, which we refer to as the SFLC Share Lending Agreement. None of the borrowed shares are newly-issued common shares. Instead, SFLC is borrowing the shares from Hemen Holding Ltd., or Hemen, an affiliate of ours and our largest shareholder. Neither we, nor SFLC nor Hemen will receive any proceeds from the sale of the borrowed shares in this offering. The share borrower or its affiliates will receive all the proceeds from the sale of the borrowed shares.

We have been informed by Deutsche Bank Securities Inc. that it or its affiliates intend to use the short position created by the share loan and the concurrent short sales of the borrowed shares to facilitate transactions by which investors in our     % convertible senior notes due 2018, which we refer to as our convertible notes, and that are being offered in a concurrent offering pursuant to a separate prospectus supplement and accompanying prospectus, and our other convertible notes may hedge their investments through short sales or privately negotiated derivatives transactions.

The borrowed shares may be offered for sale in transactions that may include block sales, sales on The New York Stock Exchange, sales in the over-the-counter market, sales pursuant to negotiated transactions or otherwise. The total number of shares that the share borrower can borrow under the SFLC Share Lending Agreement is limited to a maximum of $100.0 million borrowed shares. $70.0 million of the $100.0 million of borrowed shares will be initially offered at $             per share (we refer to these as the fixed-price borrowed shares) and the remaining borrowed shares are expected to be subsequently sold at prevailing market prices at the time of sale or at negotiated prices. See “Description of the Share Lending Agreement; Concurrent Offering of Convertible Notes” and “Underwriting; Conflicts of Interest.”

Concurrently with this offering, $250.0 million aggregate principal amount of convertible notes are being offered pursuant to a separate prospectus supplement and accompanying prospectus. The closing of the offering of the fixed-price borrowed shares pursuant to this prospectus supplement and the accompanying prospectus is contingent upon the closing of the concurrent convertible notes offering, and the closing of the concurrent offering of our convertible notes is contingent upon the closing of the offering of the fixed-price borrowed shares hereunder.

Our common shares are listed on The New York Stock Exchange under the symbol “SFL.” The last reported sale price of our common shares on The New York Stock Exchange on January 23, 2013 was $17.71 per share.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement.

None of the Securities and Exchange Commission, or the Commission, any state securities regulators, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the fixed-price borrowed shares sold on the date hereof to investors in book-entry form through The Depository Trust Company on or about January     , 2013.

Deutsche Bank Securities

January     , 2013

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR IN ANY FREE WRITING PROSPECTUS FILED BY US WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. NEITHER WE NOR THE UNDERWRITER HAS AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. NEITHER WE NOR THE UNDERWRITER ARE MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER AND SALE IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, ANY FREE WRITING PROSPECTUS OR ANY DOCUMENT INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THEIR RESPECTIVE DATES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the common shares offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information and disclosure about us. When we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find Additional Information” before investing in our common shares.

We prepare our financial statements, including all of the financial statements included or incorporated by reference in this prospectus supplement, in U.S. dollars and in conformity with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The common shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 and the Exchange Control Act 1972 and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities, including our common shares, of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a non-resident, for as long as any equity securities of such company remain so listed. The New York Stock Exchange is deemed to be an appointed stock exchange under Bermuda law.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our securities.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters discussed in this prospectus supplement, the accompanying prospectus and the documents that we have filed with the Commission that are incorporated by reference in this prospectus supplement may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement pursuant to this safe harbor legislation. This prospectus supplement and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” and similar expressions identify forward-looking statements.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents that we have filed with the Commission that are incorporated by reference in this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include:

•	the strength of world economies;

•	our ability to generate cash to service our indebtedness;

•	our ability to continue to satisfy our financial and other covenants, or obtain waivers relating to such covenants from our lenders, under our credit facilities;

•	our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	our counterparties’ ability or willingness to honor their obligations under agreements with us;

•	fluctuations in currencies and interest rates;

•	general market conditions including fluctuations in charterhire rates and vessel values;

•	changes in supply and generally the number, size and form of providers of goods and services in the markets in which we operate;

•	changes in demand in the markets in which we operate;

•	changes in demand resulting from changes in the Organization of the Petroleum Exporting Countries’ petroleum production levels and world-wide oil consumption and storage;

S-iii

•	developments regarding the technologies relating to oil exploration;

•	changes in market demand in countries which import commodities and finished goods and changes in the amount and location of the production of those commodities and finished goods;

•	increased inspection procedures and more restrictive import and export controls;

•	the imposition of sanctions by the Office of Foreign Assets Control of the Department of the U.S. Treasury or pursuant to other applicable laws or regulations against us or any of our subsidiaries;

•	changes in our operating expenses, including bunker prices, drydocking and insurance costs;

•	performance of our charterers and other counterparties with whom we deal;

•	timely delivery of vessels under construction within the contracted price;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	potential liability from pending or future litigation;

•	general domestic and international political conditions;

•	potential disruption of shipping routes due to accidents;

•	piracy or political events; and

•

other important factors described under the heading “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in our annual report on Form 20-F for the year ended December 31, 2011, as well as those described from time to time in the reports filed by us with the Commission.

This prospectus supplement may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in our periodic reports that we will file with the Commission, in other information sent to our security holders, and in other written materials. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.

We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus supplement, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement might not occur, and our actual results could differ materially from those anticipated in these forward-looking statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This section summarizes some of the information that is contained in this prospectus supplement, the accompanying prospectus or in other documents incorporated by reference into this prospectus supplement. As an investor or prospective investor in the notes, you should review carefully the risk factors and the more detailed information that appear in this prospectus supplement, the accompanying prospectus, any free writing prospectus that may be provided to you in connection with the offering of the notes or that are contained in the documents that we incorporate by reference into this prospectus supplement.

Unless otherwise indicated or if the context otherwise requires, as used in this prospectus supplement, the terms “we,” “our,” “us,” and “the Company” refer to Ship Finance International Limited and all of its subsidiaries. Unless otherwise specifically indicated, all indebtedness amounts specified in this prospectus supplement and accompanying prospectus reflect the face amount of such indebtedness, which differs in certain circumstances from the amounts recorded in our financial statements due to certain applicable discounts under U.S. GAAP.

We use the term deadweight, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. We use the term twenty-foot equivalent units, or TEU, in describing container vessels to refer to the number of standard twenty foot containers that the vessel can carry. We use the term car equivalent unit, or CEU, in describing the size of car carriers and number of cars they have the capacity to transport.

Ship Finance International Limited

We are a global international ship-owning company with one of the largest and most diverse asset bases across the maritime and offshore industries. As of January 21, 2013, we own and operate 62 vessels and drilling units across the tanker, drybulk, car carrier, container and offshore sectors. In the tanker and drybulk sectors we own and operate 25 crude-oil tankers, one oil/bulk/ore carrier, or OBO, 11 drybulk carriers and two chemical tankers. In the container and car-carrier sectors we own and operate 9 container vessels and two car carriers; we also charter-in two container vessels. In the offshore sector we own and operate six offshore supply vessels, one jack-up drilling rig and three ultra-deepwater drilling units.

In addition to our operating fleet, we have entered into agreements for the construction of one Handysize drybulk vessel and four 4,800 TEU container vessels, which are expected to be delivered to us during 2013 and 2014. All of these vessels are scheduled to be employed on medium- to long-term charters when they are delivered to us.

Apart from seven container vessels and four drybulk vessels on short-term charters, the vessels in our fleet, including our five newbuildings, have charters attached to them, which are generally contracted to expire between two and 14 years from now. These existing charters provide us with significant and stable base cash flows and high asset utilization, subject to the full performance of the obligations of our counterparties under their agreements with us. The fixed-rate charter backlog as of September 30, 2012 and adjusted for subsequent charter cancellations and vessel acquisitions was approximately $5.4 billion, with an average remaining charter term of 6.8 years, or 10.2 years if weighted by charter revenue. Some of our charters include purchase options on behalf of the charterer, which if exercised would reduce our remaining charter coverage and contracted cash flow. The amount of actual revenues earned and the actual periods during which revenues are earned may be different from the backlog projections due to various factors including, off-hire caused by unscheduled repairs, maintenance and other factors.

The following table sets forth summary information regarding our fleet as of January 23, 2013. All of our very large crude carriers, or VLCCs, Suezmaxes, chemical tankers and our OBO are double-hull vessels.

Vessel	Built	Dwt./ft./TEU/CEU	Flag	Lease Classification	Charter Termination Date
VLCCs
Front Century	1998	311,000 Dwt.	MI	Capital lease	2021
Front Champion	1998	311,000 Dwt.	BA	Capital lease	2022
Front Vanguard	1998	300,000 Dwt.	MI	Capital lease	2021
Front Circassia	1999	306,000 Dwt.	MI	Capital lease	2021
Front Opalia	1999	302,000 Dwt.	MI	Capital lease	2022
Front Comanche	1999	300,000 Dwt.	LIB	Capital lease	2022
Golden Victory	1999	300,000 Dwt.	MI	Capital lease	2022
Front Commerce	1999	300,000 Dwt.	LIB	Capital lease	2022
Front Scilla	2000	303,000 Dwt.	MI	Capital lease	2023
Front Ariake	2001	299,000 Dwt.	BA	Capital lease	2023
Front Serenade	2002	299,000 Dwt.	LIB	Capital lease	2024
Front Hakata	2002	298,000 Dwt.	BA	Capital lease	2025
Front Stratus	2002	299,000 Dwt.	LIB	Capital lease	2025
Front Falcon	2002	309,000 Dwt.	BA	Capital lease	2025
Front Page	2002	299,000 Dwt.	LIB	Capital lease	2025
Front Energy	2004	305,000 Dwt.	CYP	Capital lease	2027
Front Force	2004	305,000 Dwt.	MI	Capital lease	2027

Suezmaxes
Front Pride	1993	150,000 Dwt.	MI	Capital lease	2017
Front Glory	1995	150,000 Dwt.	MI	Capital lease	2018
Front Splendour	1995	150,000 Dwt.	MI	Capital lease	2019
Front Ardenne	1997	153,000 Dwt.	MI	Capital lease	2020
Front Brabant	1998	153,000 Dwt.	MI	Capital lease	2021
Mindanao	1998	159,000 Dwt.	SG	Capital lease	2021
Glorycrown	2009	156,000 Dwt.	HK	Capital lease	2014	(1)
Everbright	2010	156,000 Dwt.	HK	Capital lease	2015	(1)

Chemical Tankers
Maria Victoria V	2008	17,000 Dwt.	PAN	Operating lease	2018	(1)
SC Guangzhou	2008	17,000 Dwt.	PAN	Operating lease	2018	(1)

OBO Carriers
Front Guider	1991	169,000 Dwt.	SG	Capital lease	2015

Handysize Drybulk Carriers
SFL Spey	2011	34,000 Dwt.	HK	n/a	n/a	(2)
SFL Medway	2011	34,000 Dwt.	HK	n/a	n/a	(2)
SFL Trent	2012	34,000 Dwt.	HK	n/a	n/a	(2)
SFL Kent	2012	34,000 Dwt.	HK	n/a	n/a	(2)
Western Australia	2012	32,000 Dwt.	HK	Operating Lease	2015
Western Houston	2012	32,000 Dwt.	HK	Operating Lease	2015
TBN/Western Copenhagen (NB)	2013	32,000 Dwt.	HK	n/a	2016	(3)

Supramax Drybulk Carriers
SFL Hudson	2009	57,000 Dwt.	MI	Operating lease	2020
SFL Yukon	2010	57,000 Dwt.	HK	Operating lease	2018

Vessel	Built	Dwt./ft./TEU/CEU	Flag	Lease Classification	Charter Termination Date
SFL Sara	2011	57,000 Dwt.	HK	Operating lease	2019
SFL Kate	2011	57,000 Dwt.	HK	Operating lease	2021
SFL Humber	2012	57,000 Dwt.	HK	Operating lease	2022

Containerships
SFL Europa	2003	1,700 TEU	MI	n/a	n/a	(2)
Heung-A Green	2005	1,700 TEU	MAL	Operating lease	2020	(1)
Green Ace	2005	1,700 TEU	MAL	Operating lease	2020	(1)
SFL Hunter	2006	2,800 TEU	MI	n/a	n/a	(2)
SFL Hawk	2007	2,800 TEU	MI	n/a	n/a	(2)
SFL Falcon	2007	2,800 TEU	MI	n/a	n/a	(2)
SFL Eagle	2007	2,800 TEU	MI	n/a	n/a	(2)
SFL Tiger	2006	2,800 TEU	MI	n/a	n/a	(2)
SFL Avon	2010	1,700 TEU	MI	n/a	n/a	(2)
CMA CGM Magellan	2010	13,800 TEU	UK	Operating lease	2026	(4)
CMA CGM Corte Real	2010	13,800 TEU	UK	Operating lease	2026	(4)
TBN/ Cap Salinas (NB)	2013	4,800 TEU	n/a	n/a	2020	(3)
TBN/ Cap Saray (NB)	2013	4,800 TEU	n/a	n/a	2020	(3)
TBN/ Cap Serrat (NB)	2013	4,800 TEU	n/a	n/a	2020	(3)
TBN/ Cap Sorell (NB)	2014	4,800 TEU	n/a	n/a	2021	(3)

Car Carriers
Glovis Composer	2005	6,500 CEU	HK	Operating lease	2017
Glovis Conductor	2006	6,500 CEU	PAN	Operating lease	2017

Jack-Up Drilling Rigs
Soehanah	2007	375 ft.	PAN	Operating lease	2018	(1)

Ultra-Deepwater Drill Units
West Polaris	2008	10,000 ft.	PAN	Capital lease	2023	(1)
West Hercules	2008	10,000 ft.	PAN	Capital lease	2023	(1)
West Taurus	2008	10,000 ft.	PAN	Capital lease	2023	(1)

Offshore supply vessels
Sea Leopard	1998	AHTS (5)	CYP	Capital lease	2020	(1)
Sea Bear	1999	AHTS (5)	CYP	Capital lease	2020	(1)
Sea Cheetah	2007	AHTS (5)	CYP	Operating lease	2019	(1)
Sea Jaguar	2007	AHTS (5)	CYP	Operating lease	2019	(1)
Sea Halibut	2007	PSV (6)	CYP	Operating lease	2019	(1)
Sea Pike	2007	PSV (6)	CYP	Operating lease	2019	(1)

NB: Newbuilding.

Key to Flags: BA—Bahamas, CYP—Cyprus, MAL—Malta, HK—Hong Kong, LIB—Liberia, MI—Marshall Islands, PAN—Panama, SG—Singapore, UK—United Kingdom.

Notes:

(1)	Charterer has purchase options during the term of the charter.
(2)	Employed on a short-term charter or in the spot market.
(3)	Charter has been agreed.

(4)	Vessel chartered-in.
(5)	Anchor handling tug supply vessel, or AHTS.
(6)	Platform supply vessel, or PSV.

Our primary objective is to continue to grow our business through accretive acquisitions across a diverse range of marine and offshore asset classes. In doing so, our strategy is to expand and diversify our customer base and generate stable and increasing cash flows by chartering our assets primarily under medium to long-term bareboat or time charters.

We have paid dividends for 36 consecutive quarters including the dividend payment of $0.39 per share in respect of the quarter ending September 30, 2012 and a special accelerated dividend payment of $0.39 per share in respect of the quarter ended December 31, 2012, both of which were paid on December 28, 2012 to shareholders of record on December 20, 2012. There will be no additional dividend paid in respect of the quarter ended December 31, 2012.

For the years ended December 31, 2009, 2010, 2011 and 2012, we paid aggregate dividends in cash and in kind to our shareholders in the amounts of $111.1 million ($1.50 per share), $129.5 million ($1.64 per share), $122.6 million ($1.55 per share) and $152.0 million ($1.86 per share), respectively. Our ability to pay dividends is always subject to the discretion of our board of directors, the requirements of Bermuda law and the limitations contained in our bond and debt facilities. Please see “Risk Factors—Risks Relating To Our Industry and Our Company—Changes in our dividend policy could adversely affect holders of our common shares.”

Corporate Debt and Dividend Structure

As of September 30, 2012, on an as adjusted basis after giving effect only to this offering and the use of proceeds thereof, we, including our unconsolidated subsidiaries, would have had approximately $3.2 billion in aggregate principal amount of indebtedness outstanding, of which approximately $2.6 billion would have been secured. The notes will be effectively junior to such secured indebtedness to the extent of the value of the assets securing such indebtedness. As of the same date, we had entered into interest rate swap contracts with a combined outstanding principal amount of approximately $1.8 billion.

Recent and Other Developments

In October 2012, we issued 6,000,000 new shares in an underwritten public offering that raised net proceeds of approximately $89.0 million.

In October 2012, we successfully placed a five-year senior unsecured bond in the Norwegian credit market with an interest rate of Norwegian Interbank Offered Rate plus a margin of 5.0% per annum. The principal amount of the notes is Norwegian Kroners (“NOK”) 600 million, or the equivalent of approximately $105.0 million. The bond was drawn down in October 2012, with net proceeds to us of approximately $103.5 million. We have swapped all payments to USD with a fixed interest rate of 6.06% per annum.

In October and November 2012, we acquired two Japanese-built 6,500 CEU car carriers built in 2005 and 2006, respectively. Both vessels have been time chartered to an investment grade logistics company publicly listed in Asia. The charter period is five years per vessel. In November 2012, we entered into a $53.2 million secured loan facility with a bank to part-finance the acquisition of the vessels, representing approximately 70% of the aggregate purchase price. The facility bears interest at the London Interbank Offered Rate, or LIBOR, plus a margin, and has a term of five years from drawdown. The loan was drawn down in full in December 2012.

In October 2012, the OBO Front Climber was delivered to its new owner. Net sales proceeds of approximately $8.9 million were received, including a $0.6 million charter termination compensation payment from Frontline Ltd., or Frontline.

In November 2012, the OBO Front Driver was delivered to its new owner. Net sales proceeds of approximately $9.6 million were received, including a $0.5 million charter termination compensation payment from Frontline.

In November 2012, we took delivery of the newbuilding Handysize drybulk carrier Western Houston, which immediately upon delivery from the shipyard commenced a three year time charter.

In November 2012, the non-double hull VLCC Front Lady was delivered to its new owner. Net sales proceeds of approximately $14.1 million were received, excluding $11.6 million of compensation payable to Frontline.

On November 29, 2012, our board of directors declared a dividend of $0.39 per share in respect of the third quarter of 2012 and an additional accelerated dividend of $0.39 per share in respect of the fourth quarter of 2012. These dividends totaling $66.5 million were paid on December 28, 2012.

In December 2012, we announced that we have agreed to terminate the charters on the two remaining OBO carriers, Front Viewer and Front Guider. We received approximately $23.5 million from Frontline as compensation for the early termination of the charters and the estimated loss of future cash sweep earnings relating to the two vessels. Front Viewer was sold and delivered to an unrelated third party in December 2012, with net sales proceeds of approximately $9.1 million. Front Guider is expected to be sold during 2013, and will remain on charter to Frontline until a sale is concluded.

In December 2012, our equity accounted subsidiary SFL West Polaris Limited entered into a $420 million secured term loan and revolving credit facility with a syndicate of banks. The proceeds of the facility will be used to refinance the outstanding amount under an existing $700 million facility, which matures in 2013. The facility bears interest at LIBOR plus a margin and has a term of five years from drawdown, which is expected in the first quarter of 2013. The Company will provide a corporate guarantee of up to $100 million for this facility.

In January 2013, one of our employees exercised options to acquire 25,000 of our common shares and 25,000 new common shares were issued.

In January 2013, the non-double hull VLCC Edinburgh was delivered to its new owner. Net sales proceeds of approximately $18.8 million were received, excluding $7.8 million of compensation payable to Frontline. Following this sale, all of our tankers are double hull vessels.

Since October 1, 2012, we have repurchased approximately $51.4 million of our 8.5% Senior Notes due 2013.

Concurrent Transaction

Concurrently with this offering of borrowed shares, we are offering, by means of a separate prospectus supplement and accompanying prospectus, $250.0 million aggregate principal amount of our     % convertible senior notes due 2018, which we refer to as the convertible notes, in an offering registered under the Securities Act.

We estimate that the net proceeds from our concurrent convertible notes offering will be approximately $             million, after deducting the underwriters’ discounts and commissions and estimated fees and expenses payable by us. We intend to use approximately $             million to redeem or repurchase in the open market, in negotiated transactions or otherwise, all of the outstanding 8.5% Senior Notes due 2013 and $       million for general corporate purposes, including working capital. The 8.5% Senior Notes due 2013 mature on December 15, 2013 and bear interest at 8.5% per year.

Neither we, nor SFLC nor Hemen will receive any proceeds from the sale of the borrowed shares offered. See “Description of the Share Lending Agreement; Concurrent Offering of Convertible Notes.”

This offering is being conducted in connection with the offering of our convertible notes. The closing of the offering of the fixed-price borrowed shares pursuant to this prospectus supplement and the accompanying prospectus is contingent upon the closing of the concurrent convertible notes offering, and the closing of the concurrent offering of our convertible notes is contingent upon the closing of the offering of the fixed-price borrowed shares hereunder.

Corporate Information

We are a holding company incorporated under the laws of Bermuda. We operate through our vessel owning and other subsidiaries incorporated in Bermuda, Liberia, Norway, Cyprus, Singapore, Malta, the Marshall Islands and the United Kingdom. Our common shares are listed on The New York Stock Exchange under the symbol “SFL.” Our principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number is +1 (441) 295-9500. We maintain an internet site at http://www.shipfinance.bm. The information contained at our internet site is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

The information above concerning us is only a summary and does not purport to be comprehensive or complete. For additional information about us, you should refer to the information described in “Where You Can Find Additional Information” in this prospectus supplement.

THE OFFERING

Issuer	Ship Finance International Limited, a Bermuda exempted company.

Common shares offered	Up to $100.0 million of borrowed shares.

Common shares outstanding following this offering(1)	85,250,000 shares.

New York Stock Exchange symbol for our common shares	Our common shares are listed on The New York Stock Exchange under the symbol “SFL.”

Use of proceeds	Neither we, nor SFLC nor Hemen will receive any proceeds from the sale of the borrowed shares offered hereunder. See “Use of Proceeds.”

The borrowed shares offered hereby are shares that SFLC has loaned to the share borrower pursuant to a share lending agreement dated as of January , 2013 (which we refer to as the SFLC Share Lending Agreement).

We have been informed by Deutsche Bank Securities Inc. that it or its affiliates intend to use the short position created by the share loan and the concurrent short sales of the borrowed shares to facilitate transactions by which investors in our convertible notes, may hedge their investments in the convertible notes or our other convertible notes through short sales or privately negotiated derivatives transactions.

All such borrowed shares under the SFLC Share Lending Agreement have been borrowed from Hemen by SFLC pursuant to a share lending agreement between Hemen and SFLC, which we refer to as the Hemen Share Lending Agreement, and are being on-loaned to the share borrower. None of the borrowed shares are newly-issued common shares. See “Share Lending Agreement; Concurrent Offering of Convertible Notes” and “Underwriting; Conflicts of Interest.”

Risk factors	You should carefully consider the information set forth in the “Risk Factors” section of this prospectus supplement and accompanying prospectus as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our common shares.

(1)	As of January 24, 2013, which includes the borrowed shares none of which are newly-issued that were loaned to the share borrower by SFLC pursuant to a share lending agreement.

Important U.S. federal income tax consequences	We may be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. If we are treated as a PFIC for any taxable year, we will inform investors of our status and we will provide investors with the information necessary to make and maintain a “qualified electing fund,” or QEF, election. However, this election may not be made until the notes are converted into common shares, and the unavailability of such election may result in adverse U.S. federal income tax consequences to holders. Prospective U.S. Holders should consult with their tax advisors as to the consequences of our being a PFIC for any taxable year, including whether or not to make a QEF election, and should carefully review the information set forth under “Taxation—U.S. Taxation” for additional information.

For the U.S. federal income tax consequences of the holding and disposition of our common shares, see “Taxation.”
Description of Concurrent Offering	Concurrently with this offering, $250.0 million aggregate principal amount of convertible notes are being offered pursuant to a separate prospectus supplement and accompanying prospectus. The closing of the offering of the fixed-price borrowed shares pursuant to this prospectus supplement and the accompanying prospectus is contingent upon the closing of the concurrent convertible notes offering, and the closing of the concurrent offering of our convertible notes is contingent upon the closing of the offering of the fixed-price borrowed shares hereunder. See “Description of the Share Lending Agreement; Concurrent Offering of Convertible Notes.”

Underwriter Conflicts of Interest	An affiliate of Deutsche Bank Securities Inc., the underwriter in this offering, will receive all the proceeds from the sale of the borrowed shares in this offering. Thus, Deutsche Bank Securities Inc. has a “conflict of interest” as defined in Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common shares. Deutsche Bank Securities Inc. will not make sales to discretionary accounts without the prior written consent of the customer.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following table provides our consolidated financial data as of the dates and for the periods shown. Our summary consolidated statements of operations data for the years ended December 31, 2009, 2010 and 2011 are derived from our audited consolidated financial statements incorporated by reference herein, which have been audited by MSPC, Certified Public Accountants and Advisors, A Professional Corporation, or MSPC, our independent registered public accounting firm, as indicated in their report incorporated by reference herein. Our summary consolidated financial data presented below as of and for September 30, 2011 and 2012 have been prepared on the same basis as our audited consolidated financial statements, are derived from our unaudited, consolidated financial statements incorporated by reference herein and, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation thereof. Our interim results are not necessarily indicative of our results for the entire year or for any future periods. The summary financial data set forth below should be read in conjunction with, and are qualified in their entirety by reference to, our audited and unaudited consolidated financial statements, including the related notes thereto, incorporated by reference herein, “Selected Consolidated Financial Information,” and our “Management’s Discussion and Analysis of Financial Condition And Results Of Operations” included in our current report on Form 6-K filed with the Commission on January 24, 2013 and “Item 5. Operating and Financial Review and Prospects” included in our annual report on Form 20-F for the year ended December 31, 2011, which are incorporated by reference herein.

	Year Ended December 31,			Nine Months Ended September 30,
	2009	2010	2011	2011	2012
(In thousands of U.S. dollars)				(unaudited)
Income statement data:
Total operating revenues	$345,220	$308,060	$295,114	$219,053	$242,038
Gain on sale of assets	24,721	28,104	8,468	6,131	25,849
Total operating expenses	160,677	124,319	140,877	104,496	118,148

Net operating income	209,264	211,845	162,705	120,688	149,739

Net income before equity in earnings of associated companies	$116,969	$115,299	$80,273	$61,702	$101,409
Equity in earnings of associated companies	75,629	50,413	50,902	39,317	33,328

Net income	$192,598	$165,712	$131,175	$101,019	$134,737

Balance sheet data (at end of period):
Cash and cash equivalents	$84,186	$86,967	$94,915	$81,236	$66,818
Total assets	3,059,586	2,882,361	2,896,128	3,003,555	2,902,003
Total liabilities	2,310,258	2,053,441	2,039,037	2,164,368	1,992,623
Short and long term debt (including current portion)	2,135,950	1,922,854	1,910,464	2,025,996	1,850,531
Total equity	749,328	828,920	857,091	839,188	909,380
Cash flow data:
Net cash provided by operating activities	125,522	153,771	163,661	131,379	68,251
Net cash provided by/(used in) investing activities	424,068	76,977	(5,862)	(130,960)	54,641
Net cash used in financing activities	(511,479)	(227,967)	(149,851)	(6,150)	(150,989)
Other financial data:
EBITDA—Consolidated(1)	483,968	399,663	352,345	263,418	240,389
EBITDA—Group(2)	761,707	714,410	670,145	507,389	445,806
Total Debt—Consolidated (at end of period)	2,135,950	1,922,854	1,910,464	2,025,996	1,850,531
Total Debt—Group(2) (at end of period)	4,026,450	3,669,379	3,319,589	3,491,475	3,113,364

(1)

We define EBITDA—Consolidated as net income before depreciation, interest expense, net, other financial items, net, certain significant non-cash charges for (i) impairment of assets, (ii) gains from sale of assets and termination of charters, (iii) net gains/losses from the repurchase of our 8.5% Senior Notes due 2013 and our NOK 500 million Senior Unsecured Bonds due 2014 and (iv) the mark-to-market of certain derivative contracts, and the repayments from investments in direct financing and sales-type leases, net of any upfront payments, as applicable.

(2)	We have three ultra-deepwater drilling units and two container vessels owned by four wholly-owned subsidiaries which are accounted for under the equity method and therefore not consolidated in our financial statements. We define EBITDA—Group as EBITDA—Consolidated before equity in earnings of associated companies and adjusted for (i) the total operating revenues, (ii) repayments from investments in direct financing and sales-type leases and (iii) vessel operating expenses at our subsidiaries that are accounted for under the equity method. We record our investments in equity-method investees on the consolidated balance sheets as “Investment in associated companies”. These subsidiaries have significant amount of indebtedness which because of the aforementioned accounting treatment does not show up in our balance sheets. Total Debt—Group includes indebtedness of our unconsolidated subsidiaries. Total Debt—Group, as further adjusted, is derived by adding Total Debt—Consolidated, as further adjusted, plus approximately $1.3 billion of indebtedness, as of September 30, 2012, of our unconsolidated subsidiaries.

	Years Ended December 31,			Nine Months Ended September 30,
	2009	2010	2011	2011	2012
(In thousands of U.S. dollars)				(unaudited)
Reconciliation of net income to EBITDA—Consolidated and EBITDA—Group:
Net income	$192,598	$165,712	$131,175	$101,019	$134,737
Depreciation	30,236	34,201	49,929	36,339	41,377
Interest expense, net	116,835	80,325	79,978	57,313	51,048
Other financial items, net	(1,457)	(2,676)	1,034	597	(1,073)
Vessel impairment charge	26,756	—	—	—	—
Long-term investment impairment charge	7,110	—	—	—	3,353
Gain on sale of assets and termination of charters	(24,721)	(28,103)	(8,468)	(6,131)	(25,849)
Gain on sale of associate		—	(4,064)	(4,064)	—
Net gain (loss) on repurchase of 8.5% Senior Notes due 2013 and NOK bonds	(20,600)	13	(521)	469	(129)
Mark to market of derivatives	(12,675)	14,733	4,408	2,675	(7,367)
Repayments from investments in direct financing and sales-type leases	210,386	175,958	98,874	75,201	44,292
Less: upfront payments on certain charters	(40,500)	(40,500)	—	—	—

EBITDA—Consolidated	$483,968	$399,663	$352,345	$263,418	$240,389
Less: equity in earnings of associated companies	(75,629)	(50,413)	(50,902)	(39,317)	(33,328)
Total operating revenues—Associates	150,473	137,348	155,514	116,496	113,302
Repayments from investments in direct financing and sales-type leases—Associates	203,141	228,001	238,388	183,662	151,360
Vessel operating expenses—Associates	(246)	(189)	(25,200)	(16,870)	(25,917)

EBITDA—Group	$761,707	$714,410	$670,145	$507,389	$445,806
Reconciliation of Total Debt—Consolidated to Total Debt—Group (at end of period):
Total Debt—Consolidated	2,135,950	1,922,854	1,910,464	2,025,996	1,850,531
Total Debt—Associates	1,890,500	1,746,525	1,409,125	1,465,479	1,262,833
Total Debt—Group	4,026,450	3,669,379	3,319,589	3,491,475	3,113,364

RISK FACTORS

An investment in our notes involves a high degree of risk, including the risks we face described in the accompanying prospectus and the documents incorporated by reference herein. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face described in the accompanying prospectus and the documents incorporated by reference herein.

This prospectus supplement does not describe all of the risks of an investment in the notes. You should consult your own financial and legal advisors about the risks entailed by an investment in the notes and the suitability of your investment in the notes in light of your particular circumstances. Before you decide to invest in our securities, you should carefully consider the risks and the discussion of risks under the heading “Risk Factors” in the accompanying prospectus and in our annual report for the year ended December 31, 2011 on Form 20-F, filed with the Commission on April 27, 2012. In addition, you should carefully consider the risks set forth below, as well as other information included in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference in this prospectus supplement that summarize the risks that may materially affect our business. Please refer to the section entitled “Where You Can Find Additional Information” in this prospectus supplement and in the accompanying prospectus for discussions of these other filings.

Risks Relating To Our Industry and Our Company

In the event the shipyards do not perform under their agreements with us for the construction of our Newbuilding Vessels and we are unable to enforce certain refund guarantees, we may lose all or part of our investment, which would have a material adverse effect on our results of operations, financial condition and cash flows.

Currently, we have newbuilding contracts with Chinese shipyards for the construction of a Handysize drybulk carrier and four 4,800 TEU container vessels, which are scheduled to be delivered to us during 2013 and 2014. As of January 22, 2013, we have made total yard payments in the amount of $72.6 million and we have remaining yard installments in the amount of $183.9 million.

We depend on our charterers, including the Frontline Charterers and the Seadrill Charterers, which are companies affiliated with us, for our operating cash flows and for our ability to pay dividends to our shareholders and repay our outstanding borrowings.

Most of the tanker vessels and the OBO in our fleet are chartered to subsidiaries of Frontline, namely Frontline Shipping Limited and Frontline Shipping II Limited, which we refer to collectively as the Frontline Charterers. In addition, we have chartered three of our drilling units to three subsidiaries of Seadrill Limited, namely Seadrill Deepwater Charterer Ltd., Seadrill Offshore AS, and Seadrill Polaris Ltd., which we refer to collectively as the Seadrill Charterers. Our other vessels that have charters attached to them are chartered to other customers under medium to long-term time and bareboat charters.

The charter hire payments that we receive from our customers constitute substantially all of our operating cash flows. The Frontline Charterers have no business or sources of funds other than those related to the chartering of our tanker fleet to third parties.

In December 2011, our charter agreements with the Frontline Charterers, which both remain wholly-owned subsidiaries of Frontline, were amended and we agreed to temporarily reduce the charter rates payable on our double-hull tankers and OBOs (three sold and delivered in 2012) by $6,500 per day per vessel from 2012 through 2015, subject to the cash sweep arrangement described in the immediately following risk factor. As part of the amendments, we received compensation payments from Frontline in the amount of $106 million in cash. Frontline continues to guarantee the payment of charterhire with respect to Frontline Shipping Limited and Frontline Shipping II Limited.

Although there are restrictions on the Frontline Charterers’ rights to use their cash to pay dividends or make other distributions, at any given time their available cash may be diminished or exhausted, and they may be unable to make charterhire payments to us without support from Frontline. The performance under the charters with the Seadrill Charterers is guaranteed by Seadrill Limited. If the Frontline Charterers, the Seadrill Charterers or any of our other charterers are unable to make charterhire payments to us, our results of operations and financial condition will be materially adversely affected and we may not have cash available to pay dividends to our shareholders and to repay our outstanding borrowings.

The amount of the profit sharing payment we receive under our charters with the Frontline Charterers, if any, may depend on prevailing spot market rates, which are volatile.

Most of our tanker vessels and our OBO operate under time charters to the Frontline Charterers. These charter contracts provide for base charterhire and additional profit sharing payments when the Frontline Charterers’ earnings from deploying our vessels exceed certain levels. The majority of our vessels chartered to the Frontline Charterers are sub-chartered by the Frontline Charterers in the spot market, which is subject to greater volatility than the long-term time charter market, and the amount of future profit sharing payments that we receive, if any, will be primarily dependent on the strength of the spot market.

Prior to December 31, 2011, the Frontline Charterers paid us a profit sharing rate of 20% of their earnings above average threshold charter rates on a time-charter equivalent basis from their use of our fleet each fiscal year. The amendments to the charter agreements with the Frontline Charterers described in the preceding risk factor increased the profit sharing percentage to 25% for earnings above the threshold levels effective as of January 1, 2012. The amendments also provided for a temporary reduction in charter rates for a four year period. During that period, the Frontline Charterers are obligated pay us 100% of any earnings on a time-charter equivalent basis above the temporarily reduced time charter rates, subject to a maximum of $6,500 per day, or the cash sweep amounts. As described above, we received a compensation payment of $106 million, of which $50 million represented a non-refundable advance relating to the 25% profit sharing agreement. For the nine month period ended September 30, 2012, we recorded $40.1 million in accumulated cash sweep amounts. There was no accumulated profit share for the nine month period ended September 30, 2012 and an additional $50 million of profit share will need to accumulate before we recognize profit share revenues in our consolidated accounts.

We cannot assure you that we will receive any profit sharing payments for any periods in the future, which may have an adverse affect on our results of operations and financial condition.

Changes in our dividend policy could adversely affect holders of our common shares.

Any dividend on our common shares that we declare is at the discretion of our board of directors and subject to the requirements of Bermuda law. We cannot assure you that our dividend will not be reduced or eliminated in the future. Our profitability and corresponding ability to pay dividends is substantially affected by amounts we receive through charter hire and profit sharing payments from our charterers. Our entitlement to profit sharing payments, if any, is based on the financial performance of our vessels which is outside of our control. If our charter hire and profit sharing payments decrease substantially, we may not be able to continue to pay dividends at present levels, or at all. We are also subject to contractual limitations on our ability to pay dividends pursuant to certain debt agreements, and we may agree to additional limitations in the future. Additional factors that could affect our ability to pay dividends include statutory and contractual limitations on the ability of our subsidiaries to pay dividends to us, including under current or future debt arrangements.

The container shipping industry is cyclical and volatile and the persistent global economic recession has resulted in decreased demand for container shipping, which, together with an over-supply of container vessel capacity, may negatively impact any future container vessel operations we may have.

As of January 23, 2013, seven of our container vessels were employed on short-term time charters. We also have contracts for the construction of four 4,800 TEU newbuilding container vessels that are scheduled to commence seven year time charters upon their delivery to us, which is expected during the second half of 2013 and the first quarter of 2014. The persistent global economic slowdown may result in decreased demand for container shipping and a related decrease in charter rates.

The ocean-going container shipping industry is both cyclical and volatile in terms of charter hire rates and profitability. Container vessel charter rates peaked in 2005 and generally stayed strong until the middle of 2008, when the effects of the recent economic crisis began to affect global container trade. Charter rates have fallen significantly since the middle of 2008 and remain well below long-term averages and could further decline in the near term. Fluctuations in charter rates result from changes in the supply and demand for ship capacity and changes in the supply and demand for the major products internationally transported by container vessels. The container vessels market is typically stronger in the spring and autumn in anticipation of increased consumption of consumer products during the holiday and peak seasons. The factors affecting the supply and demand for container vessels and supply and demand for products shipped in containers are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable.

Our ability to employ our container vessels will depend upon, among other things, the prevailing state of the container vessel market when the vessels are available for employment, which can be affected by consumer demand for products shipped in containers. If the container vessel market is in a period of sustained depression when we take delivery of the container vessels, we may be unable to operate the vessels profitably.

The size of the container vessel orderbook is large relative to historical levels and will result in the increase in the size of the world container vessel fleet over the next few years. An over-supply of container vessel capacity, particularly in conjunction with a reduced level of demand for container shipping, may result in a further reduction of charter rates.

Charterhire rates for drybulk carriers are volatile and may further decrease in the future, which may adversely affect our earnings.

We currently own and operate a fleet of 11 drybulk carriers consisting of five Supramax drybulk carriers and six Handysize drybulk carriers. Four of the Handysize drybulk carriers are employed on short-term time charters. In addition, we have entered into agreements for the construction of an additional Handysize drybulk carrier that is scheduled to be delivered to us in the first quarter of 2013.

This downturn in drybulk charter rates and their volatility, which has resulted from the economic dislocation worldwide and the disruption of the credit markets during 2008 and 2009, have had a number of adverse consequences for drybulk shipping, including, among other things, an absence of financing for vessels; a less active second-hand market for the sale of vessels; low charter rates, particularly for vessels employed in the spot market; widespread loan covenant defaults in the drybulk shipping industry; and declaration of bankruptcy by some operators and shipowners as well as charterers.

The occurrence of one or more of these events could adversely affect our business, results of operations, cash flows, financial condition and ability to pay dividends to shareholders and repay debt. There can be no assurance that the drybulk charter market will recover over the next several months and the market could continue to decline further.

If the drybulk shipping market remains depressed in the future, our earnings and available cash flow may decrease. Our ability to re-charter our vessels on the expiration or termination of their current time charters and the charter rates payable under any renewal or replacement charters will depend upon, among other things, economic conditions in the drybulk shipping market.

Volatility in the international shipping and offshore markets may cause our customers to be unable to pay charterhire to us.

Our customers, including Frontline, are subject to volatility in the shipping and offshore markets that affects their ability to operate the vessels and offshore drilling units they charter from us at a profit. Our customers’ successful operation of our vessels and drilling units in the charter market will depend on, among other things, their ability to obtain profitable charters. We cannot assure you that future charters will be available to our customers at rates sufficient to enable them to meet their obligations to make charterhire payments to us. As a result, our revenues and results of operations may be adversely affected. These factors include:

•	global and regional economic and political conditions;

•	supply and demand for oil and refined petroleum products, which is affected by, among other things, competition from alternative sources of energy;

•	supply and demand for energy resources, commodities, semi-finished and finished consumer and industrial products;

•	developments in international trade;

•	changes in seaborne and other transportation patterns, including changes in the distances that cargoes are transported;

•	environmental concerns and regulations;

•	weather;

•	the number of newbuilding deliveries;

•	the scrapping rate of older vessels; and

•	changes in production of crude oil, particularly by OPEC and other key producers.

Tanker charter rates also tend to be subject to seasonal variations, with demand (and therefore charter rates) normally higher in winter months in the northern hemisphere.

The market values of our vessels and drilling units may decrease, which could limit the amount of funds that we can borrow or trigger certain financial covenants under our current or future credit facilities and we may incur a loss if we sell vessels or drilling units following a decline in their market value.

During the period a vessel or drilling unit is subject to a charter, we will not be permitted to sell it to take advantage of increases in vessel or drilling unit values without the charterers’ agreement. Conversely, if the charterers were to default under the charters due to adverse market conditions, causing a termination of the charters, it is likely that the fair market value of our vessels would also be depressed.

The fair market values of our vessels and drilling units have generally experienced high volatility. According to shipbrokers, the market prices for secondhand drybulk carriers, for example, have decreased sharply from their recent historically high levels and may be less than the carrying value on our consolidated financial statements.

The fair market value of our vessels and drilling units may increase and decrease depending on a number of factors including, but not limited to, the prevailing level of charter rates and dayrates, general economic and market conditions affecting the international shipping and offshore drilling industries, types, sizes and ages of vessels and drilling units, supply and demand for vessels and drilling units, availability of or developments in other modes of transportation, competition from other shipping companies, cost of newbuildings, governmental or other regulations and technological advances.

In addition, as vessels and drilling units grow older, they generally decline in value. If the fair market value of our vessels and drilling units declines, we or our subsidiaries may not be in compliance with certain provisions of our credit facilities and we may not be able to refinance our debt, obtain additional financing or make distributions to our shareholders and our subsidiaries may not be able to make distributions to us. The prepayment of certain credit facilities may be necessary to cause us to maintain compliance with certain covenants in the event that the value of our vessels or drilling units fall below certain levels.

Additionally, if we sell one or more of our vessels or drilling units at a time when vessel and drilling unit prices have fallen and before we have recorded an impairment adjustment to our consolidated financial statements, the sale price may be less than the vessel’s or drilling unit’s carrying value on our consolidated financial statements, resulting in a loss and a reduction in earnings. Furthermore, if vessel and drilling unit values fall significantly, we may have to record an impairment adjustment in our financial statements, which could adversely affect our financial results and condition.

We are subject to certain risks with respect to our counterparties on contracts, and failure of such counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.

From time to time, we enter into, among other things, charter parties with our customers, newbuilding contracts with shipyards, credit facilities with banks, guarantees, interest rate swap agreements, currency swap agreements, total return bond swaps, and total return equity swaps. Such agreements subject us to counterparty risks. The ability of each of our counterparties to perform its obligations under a contract with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the maritime and offshore industries, the overall financial condition of the counterparty, charter rates and dayrates received for specific types of vessels and drilling units, and various expenses. In addition, in depressed market conditions, our charterers and customers may no longer need a vessel or drilling unit that is currently under charter or contract, or may be able to obtain a comparable vessel or drilling unit at a lower rate. As a result, charterers and customers may seek to renegotiate the terms of their existing charter parties and drilling contracts, or avoid their obligations under those contracts. Should a counterparty fail to honor its obligations under agreements with us, we could sustain significant losses which could have a material adverse effect on our business, financial condition, results of operations and cash flows. Please see “Recent and Other Developments.”

We may have to pay tax on U.S. source income, which would reduce our earnings and cash flows.

Under the U.S. Internal Revenue Code of 1986, as amended, or the Code, 50% of our gross income and that of our vessel owning or chartering subsidiaries that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States will be characterized as U.S. source shipping income. Such income will be subject to a 4% U.S. federal income tax without allowance for deduction, unless we qualify for exemption from tax under Section 883 of the Code and the applicable Treasury Regulations promulgated thereunder.

We believe that we and each of our subsidiaries will, both before and after this offering, qualify for this statutory exemption and we intend to take this position for U.S. federal income tax return reporting purposes. However, there are factual circumstances beyond our control that could cause us to lose the benefit of this tax exemption and thereby become subject to U.S. federal income tax on our U.S. source shipping income. Please see “Taxation—Taxation of the Company’s Operating Income—Exemption of Operating Income from U.S. Federal Income Taxation.” In addition, changes in the Code, the Treasury Regulations or the interpretation thereof by the IRS or the courts could adversely affect our ability to qualify for such exemption.

If we, or our subsidiaries, are not entitled to exemption under Section 883 of the Code for any taxable year, we, or our subsidiaries, could be subject for those years to an effective 2% U.S. federal income tax on the U.S.-source shipping income derived during such year that is attributable to the transport of cargoes to or from the United States. The imposition of this tax could have a negative effect on our business and would result in decreased earnings available for distribution to our shareholders.

There is a risk that U.S. tax authorities could treat us as a “passive foreign investment company,” which would have adverse U.S. federal income tax consequences to U.S. shareholders.

A foreign corporation will be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income.” For purposes of these tests, “passive income” includes dividends, interest and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income”, but income from bareboat charters does constitute “passive income.”

U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC. Please see “Taxation—U.S. Federal Income Taxation of U.S. Holders—Passive Foreign Investment Company Status and Significant Tax Consequences”.

It is possible that we may be a PFIC for the 2013 taxable year or a future taxable year depending on the fair market value of our assets. Furthermore, if our income from our time charters is considered to be passive rental income, rather than income from the performance of services, we will be considered a PFIC. We have received an opinion from Seward & Kissel LLP that it is more likely than not that our income from time charters will not be treated as passive rental income for purposes of determining whether we are a PFIC. Correspondingly, we believe that the assets that we own and operate in connection with the production of such income do not constitute passive assets for purposes of determining whether we are a PFIC. This position is principally based upon the positions that (1) our time charter income will constitute services income, rather than rental income, and (2) Frontline Management (Bermuda) Ltd., a subsidiary of Frontline, or Frontline Management, which provides services to most of our time-chartered vessels, will be respected as a separate entity from the Frontline Charterers, with which it is affiliated. Nevertheless, for the 2013 taxable year and future taxable years, depending upon the relative amounts of income we derive from our various assets as well as their relative fair market values, we may be treated as a PFIC.

We note that there is no direct legal authority under the PFIC rules addressing our current and expected method of operation. Accordingly, no assurance can be given that the U.S. Internal Revenue Service, or the IRS, or a court of law will accept our position, and there is a significant risk that the IRS or a court of law could determine that we are a PFIC. Furthermore, even if we would not be a PFIC under the foregoing tests, no assurance can be given that we would not constitute a PFIC for any future taxable year if the nature and extent of our operations were to change. Depending upon the relative amount of income we derive from our various assets as well as their relative fair market values, we may be treated as a PFIC for any taxable year.

If we are treated as a PFIC for any taxable year, we will inform investors of our status and we will provide investors with the information necessary to make and maintain a “qualified electing fund” election (as discussed in more detail below under “Taxation—U.S. Federal Income Taxation of U.S. Holders—Passive Foreign Investment Company Status and Significant Tax Consequences”). If the IRS or a court of law were to find that we are or have been a PFIC for any taxable year, our U.S. shareholders would face adverse U.S. federal income tax consequences. For example, U.S. non-corporate shareholders would not be eligible for preferential tax rates on dividends that we pay.

A change in interest rates could materially and adversely affect our financial performance.

As of September 30, 2012, we and our consolidated subsidiaries had approximately $1.5 billion in floating rate debt outstanding under our credit facilities, and a further approximately $1.3 billion in unconsolidated floating rate debt held by wholly-owned subsidiaries accounted for under the equity method. Although we use interest rate swaps to manage our interest rate exposure and have interest rate adjustment clauses in some of our chartering agreements, we are exposed to fluctuations in interest rates. For a portion of our floating rate debt, if interest rates rise, interest payments on our floating rate debt that have not been effectively swapped into fixed rates would increase.

As of September 30, 2012, we and our consolidated subsidiaries had entered into interest rate swaps to fix the base interest rate on approximately $0.9 billion of our outstanding indebtedness at 3.10%, and we have also entered into interest rate swaps to fix the interest on approximately $0.9 billion of the outstanding indebtedness of our equity-accounted subsidiaries.

An increase in interest rates could cause us to incur additional costs associated with our debt service, which may materially and adversely affect our results of operations. Our maximum exposure to interest rate fluctuations on our outstanding debt at September 30, 2012, was approximately $931 million, including our equity-accounted subsidiaries. A one percentage change in interest rates would at most increase or decrease interest expense by approximately $9.0 million per year as of September 30, 2012. The maximum figure does not take into account that certain of our charter contracts include interest adjustment clauses, whereby the charter rate is adjusted to reflect the actual interest paid on a deemed outstanding debt related to the assets on charter. At September 30, 2012, approximately $1.4 billion of our floating rate debt was subject to such interest adjustment clauses, including our equity-accounted subsidiaries. Of this amount, a total of approximately $1.0 billion was subject to interest rate swaps and the balance of approximately $435 million remained on a floating rate basis under such adjustment clauses, effectively decreasing our economical exposure to floating rate debt to approximately $525 million.

The interest rate swaps that have been entered into by us and our subsidiaries are derivative financial instruments that effectively translate floating rate debt into fixed rate debt. U.S. GAAP requires that these derivatives be valued at current market prices in our financial statements, with increases or decreases in valuations reflected in results of operations or, if the instrument is designated as a hedge, in other comprehensive income. Changes in interest rates give rise to changes in the valuations of interest rate swaps and could adversely affect results of operations and other comprehensive income.

We are highly leveraged and subject to restrictions in our financing agreements that impose constraints on our operating and financing flexibility.

We have significant indebtedness outstanding under our 8.5% Senior Notes due 2013, our 3.75% Senior Unsecured Convertible Notes due 2016, our NOK500 million Senior Unsecured Bonds due 2014 and our NOK600 million Senior Unsecured Bonds due 2017. We have also entered into loan facilities that we have used to refinance existing indebtedness and to acquire additional vessels. We may need to refinance some or all of our indebtedness on maturity of our Senior Notes, bonds or loan facilities and to acquire additional vessels in the future. We cannot assure you that we will be able to do so on terms acceptable to us or at all. If we cannot refinance our indebtedness, we will have to dedicate some or all of our cash flows, and we may be required to sell some of our assets, to pay the principal and interest on our indebtedness. In such a case, we may not be able to pay dividends to our shareholders and may not be able to grow our fleet as planned. We may also incur additional debt in the future.

Our loan facilities and the indentures for our Senior Notes and bonds subject us to limitations on our business and future financing activities, including:

•	limitations on the incurrence of additional indebtedness, including issuance of additional guarantees;

•	limitations on incurrence of liens;

•	limitations on our ability to pay dividends and make other distributions; and

•	limitations on our ability to renegotiate or amend our charters, management agreements and other material agreements.

Further, our loan facilities contain financial covenants that require us to, among other things:

•

provide additional security under the loan facility or prepay an amount of the loan facility as necessary to maintain the fair market value of our vessels securing the loan facility at not less than specified percentages (ranging from 100% to 140%) of the principal amount outstanding under the loan facility;

•	maintain available cash on a consolidated basis of not less than $25 million;

•	maintain positive working capital on a consolidated basis; and

•	maintain a ratio of total liabilities to adjusted total assets of less than 0.80.

Under the terms of our loan facilities, we may not make distributions to our shareholders if we do not satisfy these covenants or receive waivers from the lenders. We cannot assure you that we will be able to satisfy these covenants in the future.

Due to these restrictions, we may need to seek permission from our lenders in order to engage in some corporate actions. Our lenders’ interests may be different from ours and we cannot guarantee that we will be able to obtain our lenders’ permission when needed. This may prevent us from taking actions that are in our best interests.

Our debt service obligations require us to dedicate a substantial portion of our cash flows from operations to required payments on indebtedness and could limit our ability to obtain additional financing, make capital expenditures and acquisitions, and carry out other general corporate activities in the future. These obligations may also limit our flexibility in planning for, or reacting to, changes in our business and the shipping industry or detract from our ability to successfully withstand a downturn in our business or the economy generally. This may place us at a competitive disadvantage to other less leveraged competitors.

If we enter into charter agreements or drilling contracts or engage in certain other activities with countries or government-controlled entities or customers associated with countries that are subject to restrictions imposed by the U.S. government, or engage in certain other activities, our ability to conduct business and access U.S. capital markets and our reputation and the market for our common shares and our notes could be adversely affected.

From time to time in the past, in what we believe were conducted in compliance with then applicable sanctions and embargo laws, our vessels made port calls and our drilling units operated in countries that were subject to sanctions and embargoes imposed by the U.S. government and other authorities and/or identified by the U.S. government or other authorities as state sponsors of terrorism, such as Cuba, Iran, Sudan and Syria. The U.S. sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time. In 2010, the U.S. enacted the Comprehensive Iran Sanctions Accountability and Divestment Act, or CISADA, which expanded the scope of the Iran Sanctions Act. Among other things, CISADA expanded the application of the prohibitions to additional activities of companies such as ours and introduced limits on the ability of companies and persons to do business or trade with Iran when such activities relate to the investment, supply or export of refined petroleum or petroleum products. On May 1, 2012, President Obama signed Executive Order 13608, which prohibits foreign persons from violating or attempting to violate, or causing a violation of any sanctions in effect against Iran or facilitating any deceptive transactions for or on behalf of any person subject to U.S. sanctions. Any persons found to be in violation of Executive Order 13608 will be deemed a foreign sanctions evader and will be banned from all contacts with the United States, including conducting business in U.S. dollars. On July 30, 2012, President Obama signed Executive Order 13622, which authorized sanctions for, amongst other activities, (i) knowingly, on or after July 30, 2012, engaging in a significant transaction for the purchase or acquisition of petroleum, petroleum products or petrochemical products from Iran, and (ii) materially assisting, sponsoring or providing financial, material, or technological support for, or goods or services in support of, the National Iranian Oil Company, the Naftiran Intertrade Company, or the Central Bank of Iran, or the purchase or acquisition of U.S. bank notes or precious metals by the Government of Iran. Sanctions available under Executive Order 13622 for the activities listed under (i) above include, amongst others, denial of financing by the U.S. Export-Import Bank, limitations on the amount of loans or credits available from U.S. financial institutions and prohibition of U.S. federal procurements from sanctioned persons. For the activities listed under (ii) above, Executive Order 13622 authorizes the blocking of assets. On August 10, 2012, President Obama signed into law the Iran Threat Reduction and Syria Human Rights Act of 2012 (the “Act”) which created new sanctions and strengthened existing sanctions. Among other things, the Act intensifies existing sanctions regarding the provision of goods, services, infrastructure or technology to Iran’s petroleum or petrochemical sector. The Act also includes a provision requiring the President of the United States to impose five or more sanctions from Section 6(a) of the Iran Sanctions Act, as amended, on a person the President determines is a controlling beneficial owner of, or otherwise owns, operates, or controls or insures a vessel that was used to transport crude oil from Iran to another country and (1) if the person is a controlling beneficial owner of the vessel, the person had actual knowledge the vessel was so used or (2) if the person otherwise owns, operates, or controls, or insures the vessel, the person knew or should have known the vessel was so used. Such a person could be subject to a variety of sanctions, including exclusion from U.S. capital markets, exclusion from financial transactions subject to U.S. jurisdiction, and exclusion of that person’s vessels from U.S. ports for up to two years.

Although we believe that we have been in compliance with all applicable sanctions and embargo laws and regulations, and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations. Any such violation could result in fines, penalties or other sanctions that could severely impact our ability to access U.S. capital markets and conduct our business, and could result in some investors deciding, or being required, to divest their interest, or not to invest, in us. In addition, certain institutional investors may have investment policies or restrictions that prevent them from holding securities of companies that have contracts with countries identified by the U.S. government as state sponsors of terrorism. The determination by these investors not to invest in, or to divest from, our notes may adversely affect the price at which our notes trade. Moreover, our charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels, and those violations could in turn negatively affect our reputation. In addition, our reputation and the market for our notes may be adversely affected if we engage in certain other activities, such as entering into drilling contracts with individuals or entities in countries subject to U.S. sanctions and embargo laws that are not controlled by the governments of those countries, or engaging in operations associated with those countries pursuant to contracts with third parties that are unrelated to those countries or entities controlled by their governments. Investor perception of the value of the notes and our common shares and our notes may be adversely affected by the consequences of war, the effects of terrorism, civil unrest and governmental actions in these and surrounding countries.

Risks Related to Our Debt

Our substantial debt upon consummation of this offering could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

We have substantial debt and we will incur additional debt upon consummation of the concurrent offering of our convertible notes and, as a result, we have significant debt service obligations. As of September 30, 2012, on an as adjusted basis after giving effect only to this offering and the use of proceeds thereof, we, including our unconsolidated subsidiaries, would have had approximately $3.2 billion in aggregate principal amount of indebtedness outstanding, of which approximately $2.6 billion would have been secured. The notes will be effectively junior to such secured indebtedness to the extent of the value of the assets securing such indebtedness. As of the same date, we had entered into interest rate swap contracts with a combined outstanding principal amount of approximately $1.8 billion. Our substantial debt could have important consequences to you. For example, it could:

•

make it more difficult for us to satisfy our financial obligations under the convertible notes, our other indebtedness and our contractual and commercial commitments and increase the risk that we may default on our debt obligations;

•	prevent us from raising the funds necessary to repurchase notes tendered to us if there is a change of control, which would constitute a default under the indenture governing the notes;

•

require us to use a substantial portion of our cash flow from operations to pay interest and principal on the notes and other debt, which would reduce the funds available for working capital, capital expenditures and other general corporate purposes;

•

limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other investments, or general corporate purposes, which may limit the ability to execute our business strategy;

•	heighten our vulnerability to downturns in our business, our industry or in the general economy and restrict us from exploiting business opportunities or making acquisitions;

•	place us at a competitive disadvantage compared to those of our competitors that may have less debt;

•	limit management’s discretion in operating our business;

•	limit our flexibility in planning for, or reacting to, changes in our business, the industry in which we operate or the general economy; and

•	result in higher interest expense if interest rates increase and we have outstanding floating rate borrowings.

We and our subsidiaries may be able to incur substantial additional debt in the future. If new debt or other liabilities are added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

We may not be able to generate sufficient cash to service all of our debt and may be forced to take other actions to satisfy our obligations under our debt, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations and to fund planned capital expenditures and expansion efforts and any strategic alliances or acquisitions we may make in the future depends on our ability to generate cash in the future and our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our debt, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our debt. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due. Further, we may need to refinance all or a portion of our debt on or before maturity, and we cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all.

Restrictive covenants in the senior secured indenture governing our senior secured notes and the agreements governing our other indebtedness will restrict our ability to operate our business.

The senior secured indenture governing our senior secured notes contains, and agreements governing indebtedness we may incur in the future may contain, covenants that restrict our ability to, among other things, incur additional debt, pay dividends, make investments, enter into transactions with affiliates, merge or consolidate with other entities or sell all or substantially all of our assets. Additionally, any asset-based credit facility may require us to maintain certain financial ratios. A breach of any of these covenants could result in a default thereunder, which could allow the lenders to declare all amounts outstanding under the applicable debt immediately due and payable. We may also be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants under our indebtedness.

Risks Related to the Offering

The effect of the sale of the borrowed shares in this offering, which sale may be made to facilitate transactions by which investors in our convertible notes may hedge their investments, may be to lower the market price of our common shares.

We have been advised by the underwriter that it or its affiliates intend to use the short position created by the share loan and the concurrent short sales of the borrowed shares to facilitate transactions by which investors in our convertible notes may hedge their investments in the notes or our other convertible notes through short sales or privately negotiated derivatives transactions. The existence of the SFLC Share Lending Agreement, the short sales of our common shares effected in connection with the sale of our convertible notes, and the related derivatives transactions, or any unwind of such short sales or derivatives transactions, could cause the market price of our common shares to be lower over the term of the SFLC Share Lending Agreement than it would have been had we not entered into that agreement, due to the effect of the increase in the number of our outstanding common shares being traded in the market or otherwise. For example, in connection with any cash settlement of any such derivative transaction, the underwriter or its affiliates may purchase our common shares and the convertible note investors may sell our common shares, which could temporarily increase, temporarily delay a decline in, or temporarily decrease, the market price of our common shares. The market price of our common shares could be further negatively affected by these or other short sales of our common shares, including other sales by the purchasers of the convertible notes hedging their investment therein.

Adjustments by convertible note investors of their hedging positions in our common shares and the expectation thereof may have a negative effect on the market price of our common shares.

The $100 million of borrowed shares that are being offered in connection with the SFLC Share Lending Agreement are expected to be used by investors in the convertible notes (or our other convertible notes), to establish or maintain hedge positions with respect to our common shares through short sale transactions or privately negotiated derivatives transactions. The number of borrowed shares offered hereby may be more or less than the number of common shares that will be needed in such hedging transactions. Any buying or selling of our common shares by those investors in the convertible notes to adjust their hedging positions in connection with this offering or the concurrent offering of the convertible notes or in the future may affect the market price of our common shares.

In addition, the existence of the convertible notes may also encourage short selling by market participants because the conversion of the convertible notes could depress our common share price. The price of our common shares could be affected by possible sales of our common shares by investors who view the convertible notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity which we expect to occur involving our common shares. This hedging or arbitrage trading activity could, in turn, affect the market price of the convertible notes.

The price of our common shares historically has been volatile.

The trading price and volume of our common shares has been and may continue to be subject to large fluctuations. The market price and volume of our common shares may increase or decrease in response to a number of events and factors, including:

•	trends in our industry and the markets in which we operate;

•	changes in the market price of the products we sell;

•	the introduction of new technologies or products by us or by our competitors;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	operating results that vary from the expectations of securities analysts and investors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, financings or capital commitments;

•	changes in laws and regulations;

•	general economic and competitive conditions; and

•	changes in key management personnel.

This volatility may adversely affect the prices of our common shares regardless of our operating performance. To the extent that the price of our common shares declines, our ability to raise funds through the issuance of equity or otherwise use our common shares as consideration will be reduced. These factors may limit our ability to implement our operating and growth plans.

Future sales, or availability for sale, of common shares by stockholders could depress the market price of our common shares.

Sales of a substantial number of our common shares in the public market, including sales by any selling shareholder or the perception that large sales could occur or the conversion into our common shares of our $125 million aggregate principal amount of 3.75% Senior Unsecured Convertible Notes due 2016 or the perception that any such conversion could occur or the issuance, at our election, of our common shares (and cash) at maturity if we exercise the share settlement option of such convertible notes or offering of our convertible notes offered in the concurrent offering, or the perception that such issuances would occur, could depress the market price of our common shares. Such future sales, or perception thereof, could also impact our ability to raise capital through future offerings of equity or equity-linked securities. As of January 22, 2013, we had 85,250,000 common shares outstanding.

Concurrently with this offering, $250.0 million aggregate principal amount of convertible notes are being offered pursuant to a separate prospectus supplement and accompanying prospectus. The closing of the offering of the fixed-price borrowed shares pursuant to this prospectus supplement and the accompanying prospectus is contingent upon the closing of the concurrent convertible notes offering, and the closing of the concurrent offering of our convertible notes is contingent upon the closing of the offering of the fixed-price borrowed shares hereunder. See “Description of the Share Lending Agreement; Concurrent Offering of Convertible Notes.”

Conversion of the convertible notes being offered concurrently may dilute the ownership interest of existing shareholders, including holders who had previously converted their convertible notes.

To the extent we issue common shares upon conversion of the convertible notes, the conversion of some or all of the convertible notes will dilute the ownership interests of existing shareholders. Any sales in the public market of common shares issuable upon such conversion could adversely affect prevailing market prices of our common shares. In addition, the existence of the convertible notes may encourage short selling by market participants because the conversion of the convertible notes could depress the price of our common shares.

Because we are a foreign corporation, you may not have the same rights as a shareholder in a U.S. corporation has.

We are a Bermuda exempted company. Bermuda law may not as clearly establish your rights and the fiduciary responsibilities of our directors as do statutes and judicial precedent in some jurisdictions in the United States. In addition, most of our directors and officers are not resident in the United States and the majority of our assets are located outside of the United States. As a result, investors may have more difficulty in protecting their interests and enforcing judgments in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

USE OF PROCEEDS

Neither we, nor SFLC nor Hemen will receive any proceeds from the sale of the borrowed shares offered hereunder. See “Description of the Share Lending Agreement; Concurrent Offering of Convertible Notes.”

The offering of the borrowed shares is being conducted in connection with the offering of our convertible notes. The closing of the offering of the fixed-price borrowed shares pursuant to this prospectus supplement and the accompanying prospectus is contingent upon the closing of concurrent the convertible notes offering, and the closing of the concurrent offering of our convertible notes is contingent upon the closing of the offering of the fixed-price borrowed shares hereunder.

We estimate that the net proceeds from our concurrent convertible note offering will be approximately $         million, after deducting the underwriters’ discounts and commissions and estimated fees and expenses payable by us. We intend to use approximately $         million to redeem or repurchase in the open market, in negotiated transactions or otherwise, all of the outstanding 8.5% Senior Notes due 2013 and $         million for general corporate purposes, including working capital. The 8.5% Senior Notes due 2013 mature on December 15, 2013 and bear interest at 8.5% per year.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2012:

•	on an actual basis;

•

on an adjusted basis giving effect to gross proceeds to us of $89.3 million from the issuance of 6,000,000 common shares in an underwritten public offering; gross proceeds to us of $105.4 million from the issuance of the NOK600 million aggregate principal amount senior unsecured bond due 2017; gross proceeds of $53.2 million from the secured term loan facility relating to two car carriers; the early repayment of $66.0 million of debt related to two secured term loan facilities in advance of the regularly scheduled payment date in January 2013; the purchase of $51.4 million of our 8.5% Senior Notes due 2013; and a dividend payments of $66.5 million on December 28, 2012; and

•	as further adjusted for our concurrent convertible note offering and the application of the proceeds therefrom.

There have been no other significant adjustments to our capitalization since September 30, 2012. This table should be read in conjunction with the section of this prospectus supplement entitled “Use of Proceeds,” the unaudited condensed consolidated financial statements and the related notes for the nine months ended September 30, 2012, included in our report on Form 6-K filed with the Commission on January 24, 2013 and incorporated by reference herein, and the consolidated financial statements and related notes included in our annual report for the year ended December 31, 2011 on Form 20-F filed with the Commission on April 27, 2012 and incorporated by reference herein.

	September 30, 2012
(In thousands of U.S. dollars)	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents	$66,818	$130,780	$

Debt (Principal balance):
Secured Bank Debt	$1,375,075	$1,362,275	$
8.5% Senior Notes due 2013	274,209	222,766
NOK500 Million Senior Unsecured Bonds due 2014	76,247	76,247
NOK600 Million Senior Unsecured Bonds due 2017	—	105,375
3.75% Senior Unsecured Convertible Notes due 2016	125,000	125,000
% Convertible Senior Notes due 2018 offered hereby(1)
Total debt(2)	1,850,531	1,891,663

Shareholders’ equity(3)	909,380	932,210

Total capitalization	$2,693,093	$2,693,093	$

(1)	Disclosed at face value, subject to a final accounting determination following the completion of this offering.
(2)	The total debt numbers do not include $1.262 billion in debt held in our associated subsidiaries the majority of which is non-recourse to us.
(3)	125,000,000 common shares authorized par value $1.00 per share; as of September 30, 2012, 79,225,000 common shares issued and outstanding on an actual basis; 85,250,000 common shares issued and outstanding on an as adjusted and as further adjusted basis; no new common shares will be issued in this offering.

DIVIDEND POLICY

Our board of directors adopted a policy in May 2004 in connection with our public listing, whereby we seek to pay a regular quarterly dividend, the amount of which is based on our contracted revenues and growth prospects. Our goal is to increase our quarterly dividend as we grow the business, but the timing and amount of dividends, if any, is at the sole discretion of our board of directors and will depend upon our operating results, financial condition, cash requirements, restrictions in terms of financing arrangements and other relevant factors subject to Bermuda law. Under Bermuda law, a company’s board of directors may not declare or pay dividends from time to time if there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in or out of Bermuda or to pay dividends to U.S. investors who are holders of our common shares.

We have paid dividends for 36 consecutive quarters including the dividend payment of $0.39 per share in respect of the quarter ending September 30, 2012 and a special accelerated dividend of $0.39 per share in respect of the quarter ended December 31, 2012, both of which were paid on December 28, 2012 to shareholders of record on December 20, 2012. There will be no additional dividend paid in respect of the quarter ended December 31, 2012. Please see “Risk Factors—Risks Relating To Our Industry and Our Company—Changes in our dividend policy could adversely affect holders of our common shares.”

For the years ended December 31, 2009, 2010 and 2011 and for the nine months ended September 30, 2012, we paid aggregate dividends in cash and in kind to our shareholders in the amounts of $111.1 million ($1.50 per share), $129.5 million ($1.64 per share), $122.6 million ($1.55 per share) and $152.0 million ($1.86 per share), respectively. Set forth below is a breakdown of the dividends we have paid in respect of 2009, 2010, 2011 and 2012:

Payment Date	Amount per Share
2009
January 7, 2009	$0.60
April 17, 2009	$0.30	(1)
July 6, 2009	$0.30	(1)
October 16, 2009	$0.30	(1)

2010
January 27, 2010	$0.30	(1)
March 30, 2010	$0.30
June 10, 2010	$0.33
September 30, 2010	$0.35
December 30, 2010	$0.36

2011
March 29, 2011	$0.38
June 29, 2011	$0.39
September 29, 2011	$0.39
December 29, 2011	$0.39

2012
March 28, 2012	$0.30
June 28, 2012	$0.39
September 28, 2012	$0.39
December 28, 2012	$0.78	(2)

(1)	Shareholders were provided with the choice of receiving this dividend payment in cash or newly issued common shares. The number of new shares issued pursuant to these dividend payments is provided in our annual report on Form 20-F for the year ended December 31, 2011 under the heading “Item 5. Operating and Financial Review and Prospects—Liquidity and Capital Resources—Equity.”
(2)	Includes the dividend payment of $0.39 per share in respect of the quarter ending September 30, 2012 and the special accelerated dividend payment of $0.39 per share in respect of the quarter ended December 31, 2012, both of which were paid on December 28, 2012 to shareholders of record on December 20, 2012.

PRICE RANGE OF OUR COMMON SHARES

Our common shares trade on The New York Stock Exchange under the symbol “SFL.” The high and low prices of our common shares on The New York Stock Exchange are presented for the periods listed below.

You should carefully review the high and low prices of our common shares in the tables for the months, quarters and years indicated under the heading Item 9. “The Offer and Listing” in our annual report on Form 20-F for the year ended December 31, 2011, which is incorporated by reference herein.

For the Year Ended	High	Low
2012	$17.94	$9.13

For the Quarter Ended
March 31, 2012	$15.91	$9.13
June 30, 2012	$16.55	$12.39
September 30, 2012	$17.94	$13.85
December 31, 2012	$16.73	$14.31

For the Month Ended
July 2012	$15.96	$13.85
August 2012	$16.40	$14.12
September 2012	$17.94	$15.55
October 2012	$16.22	$14.76
November 2012	$16.24	$14.06
December 2012	$16.73	$15.93
January 2013 (through and including January 23, 2013	$17.71	$16.78

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Relationship with the Fredriksen Group

Our principal shareholder, Hemen Holding Ltd. and other related companies, or Hemen, are also the main shareholders of a number of other large publicly traded companies involved in various sectors of the shipping and oil services industries, which we refer to together as the Fredriksen Group.

We were formed in 2003 as a wholly-owned subsidiary of Frontline, a Fredriksen Group entity, and were partially spun off from Frontline Ltd. in 2004. Frontline is one of the world’s leading international owners and operators of tanker vessels. As of June 30, 2012, Frontline owned and operated a fleet of 57 vessels, consisting of 38 VLCCs, 15 Suezmaxes and four OBOs. Most of our tanker vessels and our OBO are chartered to subsidiaries of Frontline, including Frontline Shipping Limited and Frontline Shipping II Limited, which we refer to collectively as the Frontline Charterers, under longer-term time charters that have remaining terms that range from two to 14 years. The Frontline Charterers, in turn, charter our vessels to third parties. The daily base charter rates payable to us under the charters have been fixed in advance and will decrease as our vessels age.

We also employ some of our assets through other members of the Fredriksen Group: (i) three of our drilling units are currently chartered to subsidiaries of Seadrill Limited, or Seadrill, including Seadrill Deepwater Charterer Ltd., or Seadrill Deepwater, Seadrill Offshore AS, or Seadrill Offshore, and Seadrill Polaris Ltd., or Seadrill Polaris, which we refer to collectively as the Seadrill Charterers, (ii) our OBO is commercially managed by a subsidiary of Golden Ocean Group Limited, and (iii) six offshore supply vessels are chartered to subsidiaries of Deep Sea Supply, PLC, including DESS PSV Limited and DESS Cyprus Limited.

Through our vessel-owning subsidiaries we have entered into fixed rate management agreements with Frontline Management with respect to our vessels that are on time charter to Frontline. Under these management agreements, Frontline Management is responsible for all technical management of the vessels and receive a fixed fee of $6,500 per day per vessel. We and our vessel-owning subsidiaries have also entered into charter ancillary agreements with the Frontline Charterers and Frontline Ltd. Under these agreements we are entitled to receive annual profit sharing payments to the extent that the average daily time charter equivalent rates realized by the Frontline Charterers exceed certain rates. Please see “Risk Factors—Risks Relating To Our Industry and Our Company—The amount of the profit sharing payment we receive under our charters with the Frontline Charterers, if any, may depend on prevailing spot market rates, which are volatile.” In addition, we have entered into an administrative services agreement with Frontline Management under which they provide us with certain administrative support services including, among other things, corporate governance and accounting services. We have agreed to reimburse them for reasonable third party costs, if any, advanced on our behalf.

Kate Blankenship, Hans Petter Aas and Cecilie Fredriksen, members of our board of directors, also serve on the boards of one or more Fredriksen Group entities, including Frontline, Seadrill and Golar LNG Limited (NASDAQ: GLNG), Golden Ocean Group Limited (OSE: GOGL) and Knightsbridge Tankers Limited (NASDAQ: VLCCF).

On or prior to the closing of this offering, Hemen will lend up to $100.0 million of our common shares to SFLC, our wholly-owned subsidiary pursuant to a share lending agreement. SFLC will lend these common shares to Deutsche Bank AG, London Branch, an affiliate of the underwriter, which shares will be sold under this prospectus supplement and any accompanying prospectus. Neither we, nor SFLC nor Hemen will receive any proceeds from the sale of the borrowed shares offered hereunder. The closing of this offering of the fixed-price borrowed shares pursuant to this prospectus supplement and the accompanying prospectus is contingent upon the closing of the concurrent convertible notes offering, and the closing of the concurrent offering of our convertible notes is contingent upon the closing of the offering of the fixed-price borrowed shares hereunder. See “Description of the Share Lending Agreement” and “Underwriting” in this prospectus supplement.

We can provide no assurance, however, that we will realize any benefits from our relationship with Frontline or the Fredriksen Group. In addition, as a charterer of a significant number of our vessels and the provider of management and administrative services to us, we are subject to the risk of counterparty default. The severe and prolonged downturn in the tanker market has had a significant and adverse effect on tanker owners and charterers, including Frontline, that may adversely impact their ability to continue to perform their continued obligations to us. See “Risk Factors—Risks Relating To Our Industry and Our Company—We depend on our charterers, including the Frontline Charterers and the Seadrill Charterers, which are companies affiliated with us, for our operating cash flows and for our ability to pay dividends to our shareholders and repay our outstanding borrowings.”

DESCRIPTION OF THE SHARE LENDING AGREEMENT;

CONCURRENT OFFERING OF CONVERTIBLE NOTES

Concurrently with this offering, we are offering, by means of a separate prospectus supplement and accompanying prospectus, $250.0 million aggregate principal amount of our         % convertible senior notes due 2018 in an offering registered under the Securities Act.

We intend to use approximately $         million of the net proceeds of the offering of convertible notes to redeem or repurchase in the open market, in negotiated transactions or otherwise, all of our outstanding 8.5% Senior Notes due 2013. Any net proceeds from the convertible notes offering not used to redeem our 8.5% Senior Notes due 2013 will be used for general corporate purposes, including working capital.

To facilitate transactions by which investors in our convertible notes or our other convertible notes may hedge their investments, our wholly-owned subsidiary SFLC has entered into a share lending agreement, dated as of the pricing of this offering, with the share borrower, under which SFLC has agreed to loan to the share borrower up to $100.0 million of borrowed shares for a period beginning on the date of the SFLC Share Lending Agreement and ending on or about the maturity date of the convertible notes or, if earlier, on or about the date as of which all of the convertible notes cease to be outstanding as a result of redemption, repurchase, conversion or other acquisition for value (or earlier in certain circumstances). We refer to this period as the loan availability period. In connection with the SFLC Share Lending Agreement, SFLC and Hemen have entered into a share lending agreement, under which SFLC is borrowing the shares from Hemen.

Neither we, nor SFLC nor Hemen will receive any proceeds from the borrowed shares being offered and sold by the share borrower using this prospectus supplement and the accompanying prospectus, which are being loaned to the share borrower pursuant to the SFLC Share Lending Agreement.

The closing of the offering of the fixed-price borrowed shares pursuant to this prospectus supplement and the accompanying prospectus is contingent upon the closing of the concurrent convertible notes offering, and the concurrent offering of our convertible notes is contingent upon the closing of the offering of the fixed-price borrowed shares hereunder.

Share loans under the SFLC Share Lending Agreement will terminate and the borrowed shares must be returned to SFLC if the concurrent offering of our convertible notes is not consummated or upon the termination of the loan availability period, as well as under the following circumstances:

•	the share borrower may terminate all or any portion of a loan at any time; and

•

SFLC or the share borrower may terminate any or all of the outstanding loans upon a default by the other party under the SFLC Share Lending Agreement, including certain breaches by the share borrower of its representations and warranties, covenants or agreements under the SFLC Share Lending Agreement, or the bankruptcy of us, SFLC or the share borrower.

Any shares that SFLC loans to the share borrower are and will be issued and outstanding for corporate law purposes and, accordingly, the holders of the borrowed shares will have all of the rights of a holder of our outstanding shares. Those rights include the right to vote the shares on all matters submitted to a vote of our shareholders and the right to receive any dividends or other distributions that we may pay or make on our outstanding common shares. However, under the SFLC Share Lending Agreement, the share borrower has agreed:

•	to pay to SFLC an amount equal to cash dividends, if any, that we pay on the borrowed shares;

•	to pay or deliver, as the case may be, to SFLC any other distribution that we make on the borrowed shares; and

•

if it is the record owner of any borrowed shares, not to vote on these borrowed shares on any matter submitted to a vote of our stockholders, except in certain circumstances where such vote is required for quorum purposes.

Deutsche Bank Securities Inc. (together with the share borrower, referred to herein collectively as Deutsche Bank) has informed us that it or its affiliates intend to use the short position created by the share loan and the concurrent short sales of the borrowed shares to facilitate transactions by which investors in our convertible notes or our other convertible notes may hedge their respective investments through short sales or privately negotiated derivatives transactions. Deutsche Bank has informed us that it intends to short sell up to $70.0 million of the borrowed shares concurrently with the concurrent offering of the convertible notes and expects to sell the remaining borrowed shares in subsequent transactions at prevailing market prices at the time of sale at negotiated prices. We refer to the latter shares as the supplemental borrowed shares. The total number of shares that the share borrower can borrow under the SFLC Share Lending Agreement is limited to a maximum of $100.0 million of borrowed shares. In connection with the sale of these supplemental borrowed shares, Deutsche Bank and/or its affiliates may effect such transactions by selling the borrowed shares at various prices from time to time to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from derivative counter parties and/or from purchasers of borrowed shares for whom the dealers may act as agents or to whom they may sell as principals. Over the same period that Deutsche Bank and/or its affiliates sell these supplemental borrowed shares, it and/or its affiliates may, in their discretion, purchase approximately an equal number of our common shares on the open market. Deutsche Bank and/or its affiliates may from time to time purchase our common shares in the market and use such shares, including shares purchased in connection with the sale of the supplemental borrowed shares, to facilitate transactions by which investors in our convertible notes or our other convertible notes may hedge their investments.

The existence of the SFLC Share Lending Agreement and the short sales of our common shares effected in connection with the sale of the notes being offered concurrently herewith could cause the market price of our common shares to be lower over the term of the SFLC Share Lending Agreement than it would have been had we not entered into that agreement. See “Risk Factors — Risks Related to the Offering —The effect of the sale of the borrowed shares in this offering, which sale may be made to facilitate transactions by which investors in our convertible notes may hedge their investments, may be to lower the market price of our common shares.” However, we have determined that the entry by SFLC into the SFLC Share Lending Agreement is in our best interests as a means to facilitate the offer and sale of the notes pursuant to the related prospectus supplement and accompanying prospectus on terms more favorable to us than we could have otherwise obtained.

TAXATION

The following is a discussion of the material U.S. federal income and Bermuda tax considerations relevant to a U.S. Holder and a Non-U.S. Holder, each as defined below, of our common shares. This discussion does not purport to deal with the tax consequences of owning our and common shares to all categories of investors, some of which, such as financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our common shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that have elected the mark-to-market method of accounting for their securities, persons liable for alternative minimum tax, persons who are investors in partners or other pass-through entities for U.S. federal income tax purposes, dealers in securities or currencies, U.S. Holders whose functional currency is not the U.S. dollar and investors that own, actually or under applicable constructive ownership rules, 10% or more of our stock, may be subject to special rules. This discussion deals only with holders who purchased common shares in this offering and hold such common shares as a capital asset. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our common shares.

U.S. Taxation

Taxation of Our Shipping Income: In General

We anticipate that we will derive a significant portion of our gross income from the use and operation of vessels in international commerce and that this income will principally consist of freights from the transportation of cargoes, hire or lease from time, voyage or bareboat charters and the performance of services directly related thereto, which we refer to as “shipping income.”

Shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States will be considered to be 50% derived from sources within the United States. Shipping income attributable to transportation that both begins and ends in the United States will be considered to be 100% derived from sources within the United States. We are not permitted by law to engage in transportation that gives rise to 100% U.S. source income.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to U.S. federal income tax.

Based upon our anticipated shipping operations, our vessels will operate in various parts of the world, including to or from U.S. ports. Unless exempt from U.S. federal income taxation under Section 883 of the Code, we will be subject to U.S. federal income taxation, in the manner discussed below, to the extent our shipping income is considered derived from sources within the United States.

Application of Section 883 of the Code

Under the relevant provisions of Section 883 of the Code, or Section 883, we will be exempt from U.S. federal income taxation on our U.S. source shipping income if:

(i) We are organized in a “qualified foreign country,” which is one that grants an equivalent exemption from tax to corporations organized in the United States in respect of the shipping income for which exemption is being claimed under Section 883, and which we refer to as the Country of Organization Requirement; and

(ii) We can satisfy any one of the following two stock ownership requirements for more than half the days during the taxable year:

•	Our stock is “primarily and regularly traded on an established securities market” located in the United States or a “qualified foreign country,” which we refer to as the Publicly-Traded Test; or

•

more than 50% of our stock, in terms of value, is beneficially owned by any combination of one or more individuals who are residents of a “qualified foreign country” and foreign corporations that satisfy the Country of Organization Requirement and the Publicly-Traded Test, which we refer to as the 50% Ownership Test.

The U.S. Treasury Department has recognized Bermuda, our country of incorporation and that of certain of our vessel-owning subsidiaries, as a “qualified foreign country.” In addition, the U.S. Treasury Department has recognized Liberia, Panama, the Isle of Man, Singapore, the Marshall Islands, Malta and Cyprus, the countries of incorporation of our other vessel-owning subsidiaries, as “qualified foreign countries.” Accordingly, we and our vessel-owning subsidiaries satisfy the Country of Organization Requirement.

Therefore, our eligibility, and the eligibility of our vessel-owning subsidiaries, to qualify for exemption under Section 883 is wholly dependent upon being able to satisfy one of the stock ownership requirements.

As to the Publicly-Traded Test, the Treasury Regulations under Section 883 provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of stock that is traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that is traded during that year on established securities markets in any other single country.

The Publicly-Traded Test also requires our common shares be “regularly traded” on an established securities market. Under the Treasury Regulations, our common shares are considered to be “regularly traded” on an established securities market if shares representing more than 50% of our outstanding common shares, by both total combined voting power of all classes of stock entitled to vote and total value, are listed on the market, referred to as the “listing threshold.”

The Treasury Regulations further require that with respect to each class of stock relied upon to meet the listing threshold, (i) such class of stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year, which is referred to as the “trading frequency test;” and (ii) the aggregate number of shares of such class of stock traded on such market during the taxable year is at least 10% of the average number of shares of such class of stock outstanding during such year (as appropriately adjusted in the case of a short taxable year), which is referred to a the “trading volume test.” Even if we do not satisfy both the trading frequency and trading volume tests, the Treasury Regulations provide that the trading frequency and trading volume tests will be deemed satisfied if our common shares are traded on an established securities market in the United States and such stock is regularly quoted by dealers making a market in our common shares.

Notwithstanding the foregoing, our common shares will not be considered to be regularly traded on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding common shares are owned, actually or constructively under certain stock attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of the value of our common shares, which we refer to as the 5 Percent Override Rule.

In order to determine the persons who actually or constructively own 5% or more of our common shares, or 5% Shareholders, we are permitted to rely on those persons that are identified on Schedule 13G and Schedule 13D filings with the U.S. Securities and Exchange Commission as having a 5% or more beneficial interest in our common shares. In addition, an investment company identified on a Schedule 13G or Schedule 13D filing which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.

We believe that we and each of our subsidiaries will, both before and after this offering, qualify for this statutory tax exemption and we intend to take this position for U.S. federal income tax return reporting purposes. However, there are factual circumstances beyond our control that could cause us to lose the benefit of the

Section 883 exemption and thereby become subject to U.S. federal income tax on our U.S. source shipping income. For example, after this offering, Hemen is expected to own approximately 40% of our outstanding common shares. There is, therefore, a risk that we may no longer qualify for exemption under Section 883 for a particular taxable year if other 5% Shareholders were, in combination with Hemen, to own 50% or more of our outstanding common shares on more than half the days during the taxable year. Due to the factual nature of the issues involved, there can be no assurances as to our tax-exempt status or that of any of our subsidiaries.

In the event the 5 Percent Override Rule is triggered, the 5 Percent Override Rule will nevertheless not apply if we can establish that among the closely-held group of 5% Shareholders, there are sufficient 5% Shareholders that are considered to be “qualified shareholders” for purposes of Section 883 to preclude non-qualified 5% Shareholders in the closely-held group from owning 50% or more of our common shares for more than half the number of days during the taxable year.

In any year that the 5 Percent Override Rule is triggered with respect to us, we are eligible for the exemption from tax under Section 883 only if we can nevertheless satisfy the Publicly-Traded Test (which requires, among other things, showing that the exception to the 5 Percent Override Rule described above applies) or if we can satisfy the 50% Ownership Test. In either case, certain substantiation and reporting requirements regarding the identity of our shareholders must be satisfied in order to qualify for the Section 883 exemption. These requirements are onerous and there is no assurance that we would be able to satisfy them.

Taxation in Absence of the Section 883 Exemption

To the extent the benefits of Section 883 are unavailable with respect to any item of U.S. source income, our U.S. source shipping income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, which we refer to as the “4% gross basis tax regime.” Since, under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our shipping income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, would never exceed 2% under the 4% gross basis tax regime.

To the extent the benefits of the Section 883 exemption are unavailable and our U.S. source shipping income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S. source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax currently imposed at rates of up to 35%. In addition, we may be subject to the 30% “branch profits” tax on earnings “effectively connected” with the conduct of such U.S. trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of such U.S. trade or business.

Our U.S. source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:

•	we had, or were considered to have, a fixed place of business in the United States involved in the earning of U.S. source shipping income; and

•

substantially all of our U.S. source shipping income were attributable to regularly scheduled transportation, such as the operation of a vessel that followed a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States, or, in the case of income from the chartering of a vessel, were attributable to a fixed place of business in the United States.

We do not have, nor will we permit circumstances that would result in having, any vessel sailing to or from the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S. source shipping income is or will be “effectively connected” with the conduct of a U.S. trade or business.

Gain on Sale of Vessels

Regardless of whether we qualify for exemption under Section 883, we will not be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

U.S. Taxation of Our Other Income

In addition to our shipping operations, we charter drillrigs to third parties who conduct drilling operations in various parts of the world. Since we are not engaged in a trade or business in the United States, we do not expect to be subject to U.S. federal income tax on any of our income from such charters.

Taxation of U.S. Holders

The following is a discussion of the material U.S. federal income tax considerations relevant to an investment decision by a U.S. Holder, as defined below, with respect to our common shares. This discussion does not purport to deal with the tax consequences of owning our common shares to all categories of investors, some of which may be subject to special rules. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our common shares.

As used herein, the term U.S. Holder means a beneficial owner of our common shares that (i) is a U.S. citizen or resident, a U.S. corporation or other U.S. entity taxable as a corporation, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, (ii) owns our common shares as a capital asset, generally, for investment purposes, and (iii) owns less than 10% of our common shares for U.S. federal income tax purposes.

If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your own tax advisor regarding this issue.

Distributions

Subject to the discussion below of passive foreign investment companies, or PFICs, any distributions made by us with respect to our common shares to a U.S. Holder will generally constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in his common shares on a dollar-for-dollar basis and thereafter as capital gain. Because we are not a U.S. corporation, U.S. Holders that are corporations will not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us.

Dividends paid on our common shares to a U.S. Holder who is an individual, trust or estate, which we refer to as a U.S. Individual Holder, will generally be treated as “qualified dividend income” that is taxable to such U.S. Individual Holders at preferential tax rates provided that (1) the common shares are readily tradable on an established securities market in the United States (such as the NYSE, on which our common shares are listed); (2) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (see discussion below); and (3) the U.S. Individual Holder has owned the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares become ex-dividend.

There is no assurance that any dividends paid on our common shares will be eligible for these preferential tax rates in the hands of a U.S. Individual Holder. Any dividends paid by us which are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.

Sale, Exchange or other Disposition of Common Shares

Assuming we do not constitute a PFIC for any taxable year, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such common shares. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the common shares is greater than one year at the time of the sale, exchange or other disposition. Otherwise, it will be treated as short-term capital gain or loss. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

Passive Foreign Investment Company Status and Significant Tax Consequences

Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our common shares, either at least 75% of our gross income for such taxable year consists of “passive income” (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business), or at least 50% of the average value of the assets held by the corporation during such taxable year produce, or are held for the production of, “passive income.”

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.

It is possible that we may be a PFIC for the 2013 taxable year or a future taxable year depending upon the fair market value of our assets. Furthermore, if our income from our time charters is considered to be passive rental income, rather than income from the performance of services, we will be considered to be a PFIC. We have received an opinion from Seward & Kissel LLP that it is more likely than not that our income from time charters will not be treated as passive rental income for purposes of determining whether we are a PFIC. Correspondingly, we believe that the assets that we own and operate in connection with the production of such income do not constitute passive assets for purposes of determining whether we are a PFIC. This position is principally based upon the positions that (1) our time charter income will constitute services income, rather than rental income and (2) Frontline Management, which provides services to most of our time-chartered vessels, will be respected as a separate entity from the Frontline Charterers, with which it is affiliated. Nevertheless, for the 2013 taxable year and future taxable years, depending upon the relative amounts of income we derive from our various assets as well as their relative fair market values, we may be treated as a PFIC, regardless of whether our income from our time charters is treated as passive or non-passive income.

We note that there is no direct legal authority under the PFIC rules addressing our current and expected method of operation. Accordingly, no assurance can be given that the IRS or a court of law will accept our position, and there is a significant risk that the IRS or a court of law could determine that we are a PFIC. Furthermore, even if we would not be a PFIC under the foregoing tests, no assurance can be given that we would not constitute a PFIC for any future taxable year if the nature and extent of our operations were to change. Depending upon the relative amount of income we derive from our various assets as well as their relative fair market values, we may be treated as a PFIC for any taxable year.

If we are treated as a PFIC for any taxable year, we will inform investors of our status. As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund”, which election we refer to as a QEF Election. As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common shares, as discussed below, and which election we refer to as a Mark-to-Market Election. In addition, U.S. Holders will be required to file certain information returns with respect to any taxable year in which we are a PFIC.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF Election, which U.S. Holder we refer to as an Electing Holder, the Electing Holder must report each year for U.S. federal income tax purposes its pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from us by the Electing Holder. The Electing Holder’s adjusted tax basis in the common shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that have been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common shares and will not be taxed again once distributed. A U.S. Holder would make a QEF Election with respect to any taxable year that we are a PFIC by filing one copy of IRS Form 8621 with its U.S. federal income tax return. To make a QEF Election, a U.S. Holder must receive annually certain tax information from us. If we are treated as a PFIC for any taxable year, we will provide the information necessary for U.S. Holders to make and maintain a QEF election. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our common shares. The full benefits of the QEF Election may not be available to a U.S. Holder unless made in the initial year that we are a PFIC, and there are limitations on a U.S. Holder’s ability to make a retroactive QEF Election.

Taxation of U.S. Holders Making a Mark-to-Market Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as we anticipate, our common shares are treated as “marketable stock,” a U.S. Holder would be permitted to make a Mark-to-Market Election with respect to our common shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such holder’s adjusted tax basis in the common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. A U.S. Holder’s tax basis in its common shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

Finally, if we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF Election or a Mark-to-Market Election for that year, whom we refer to as a Non-Electing Holder, would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common shares), and (2) any gain realized on the sale, exchange or other disposition of our common shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common shares;

•	the amount allocated to the current taxable year and any taxable years before we became a PFIC would be taxed as ordinary income; and

•

the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral tax benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These penalties would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of our common shares. If we were a PFIC, and a Non-Electing Holder who is an individual died while owning our common shares, such holder’s successor generally would not receive a step-up in tax basis with respect to such common shares.

As discussed above, it is possible that we may be treated as a PFIC for any of our taxable years. Therefore, U.S. Holders of our common shares are encouraged to consult their tax advisor regarding the possible consequences of holding our common shares, as well as any elections (including protective elections) that may be available to them.

Medicare tax

For taxable years beginning after December 31, 2012, a U.S. Holder that is an individual, estate, or, in certain cases, a trust, will generally be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s net investment income for the taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000). A U.S. Holder’s net investment income will generally include its dividend income, interest income and net gains from the disposition of common shares or notes. If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax.

Taxation of Non-U.S. Holders

A beneficial owner of common shares (other than a partnership) that is not a U.S. Holder is referred to herein as a Non-U.S. Holder.

Dividends on Common Shares

Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax on dividends received from us with respect to our common shares, unless that dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If the Non-U.S. Holder is entitled to the benefits of a U.S. income tax treaty with respect to those dividends, that income is taxable, or taxable at the full rate, only if it is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States.

Sale, Exchange or Other Disposition of Common Shares

Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, exchange or other disposition of our common shares, unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if the Non-U.S. Holder is entitled to the benefits of an income tax treaty with respect to that gain, that gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

If the Non-U.S. Holder is engaged in a U.S. trade or business for U.S. federal income tax purposes, the income from the common shares, including dividends and the gain from the sale, exchange or other disposition of the common shares, that is effectively connected with the conduct of that trade or business will generally be subject to regular U.S. federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, if you are a corporate Non-U.S. Holder, your earnings and profits that are attributable to the effectively connected income, subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements. Such payments will also be subject to “backup withholding” if you are a non-corporate U.S. Holder and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the IRS that you have failed to report all interest or dividends required to be shown on your U.S. federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.

If you are a Non-U.S. Holder and you sell your common shares to or through a U.S. office of a broker, the payment of the proceeds is subject to both U.S. backup withholding and information reporting unless you certify that you are a non-U.S. person, under penalties of perjury, or otherwise establish an exemption. If you sell your common shares through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, including a payment made to you outside the United States, if you sell your common shares through a non-U.S. office of a broker that is a U.S. person or has some other contacts with the United States. Such information reporting requirements will not apply, however, if the broker has documentary evidence that you are a non-U.S. person and certain other conditions are met, or you otherwise establish an exemption.

Backup withholding is not an additional tax. Rather, you generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Pursuant to recently enacted legislation, individuals who are U.S. Holders (and to the extent specified in applicable Treasury Regulations, certain individuals who are Non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury Regulations). Specified foreign financial assets would include, among other assets, our common shares, unless the shares are held through an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations under this legislation.

Bermuda Taxation

Under current Bermuda law, we are not subject to tax on income or capital gains. We have received from the Minister of Finance under the Exempted Undertakings Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to us or to any of our operations or shares, debentures or other obligations, until March 31, 2035. We could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. We and our subsidiaries incorporated in Bermuda pay annual government fees to the Bermuda government.

UNDERWRITING; CONFLICTS OF INTEREST

The borrowed shares being offered by this prospectus supplement and the accompanying prospectus are shares that SFLC, our wholly-owned subsidiary, has agreed to loan to the share borrower pursuant to the share lending agreement among us, SFLC and the share borrower. We have entered into an underwriting agreement with SFLC, Deutsche Bank Securities Inc. and the share borrower with respect to this offering.

The borrowed shares may be offered for sale in transactions, including block sales, sales on The New York Stock Exchange, sales in the over-the-counter market, sales pursuant to negotiated transactions or otherwise. $70.0 million of the borrowed shares will initially be offered at $             per share, and the remaining borrowed shares are expected to be subsequently sold at prevailing market prices at the time of sale or at negotiated prices.

The underwriter has advised us that it proposes initially to offer the borrowed shares to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price, concession or any other term of this offering may be changed.

In addition, in connection with facilitating such transactions, Deutsche Bank Securities Inc. or its affiliates expect to receive customary negotiated fees from investors in our convertible notes, which may be deemed to be underwriter’s compensation. Deutsche Bank Securities Inc. or its affiliates may engage in such transactions at any time and from time to time during the term of the share lending agreement in share amounts to be determined by the share borrower and such affiliates.

We currently estimate that our total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $         million.

Deutsche Bank Securities Inc. has informed us that it or its affiliates intend to use the short position created by the share loan and the concurrent short sales of the borrowed shares to facilitate transactions by which investors in our convertible notes and our other convertible notes may hedge their investments through short sales or privately negotiated derivatives transactions. Deutsche Bank Securities Inc. will determine the offering price of up to approximately $70 million of the borrowed shares offered pursuant to this prospectus supplement and the accompanying prospectus by initially soliciting indications of interest from potential purchasers of our common shares and conducting customary negotiations with those potential purchasers during the offering period. These potential purchasers of our common shares may include potential purchasers of our convertible notes. The price at which investors in our convertible notes establish their short positions through Deutsche Bank Securities Inc. or its affiliates will be the offering price of the borrowed shares offered hereby. As a result, during the offering period, while Deutsche Bank Securities Inc. or its affiliates will negotiate a purchase price with purchasers of our common shares, and will solicit indications of interest, based on the purchase price being negotiated with those potential purchasers, from investors in our convertible notes seeking to establish a short position in our common shares, Deutsche Bank Securities Inc. or its affiliates will establish a “clearing price” for a number of borrowed shares at which both purchasers of our common shares are willing to purchase borrowed shares offered hereby and investors in our convertible notes are willing to establish short positions. The clearing price will be the offering price hereunder, and may be at a discount to the market price of our common shares at the time the offering is commenced.

The share borrower expects to sell the remaining borrowed shares on a delayed basis in transactions that may include block sales, on The New York Stock Exchange, in the over-the-

counter market, in negotiated transactions or otherwise. We refer to these shares as the supplemental borrowed shares. These supplemental borrowed shares will be sold at market prices prevailing at the time of sale or at negotiated prices. The total number of shares that the share borrower can borrow under the share lending agreement is limited to a maximum of $100.0 million of borrowed shares. In connection with the sale of these supplemental borrowed shares, Deutsche Bank Securities Inc. or its affiliates may effect such transactions by selling the borrowed shares to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from derivative counterparties and/or from purchasers of shares for whom the dealers may act as agents or to whom they may sell as principals. Over the same period that Deutsche Bank Securities Inc. or its affiliates sell these supplemental borrowed shares, it or its affiliates may, in their discretion, purchase approximately an equal number of our common shares on the open market. Deutsche Bank Securities Inc. or its affiliates may from time to time purchase our common shares in the market and use such shares, including shares purchased in connection with the sale of the supplemental borrowed shares, to facilitate transactions by which investors in our convertible notes may hedge their investments. See “Description of the Share Lending Agreement; Concurrent Offering of Convertible Notes” above.

These purchases may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. These purchases may be effected on The New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time. The share borrower and its affiliates may from time to time purchase shares in the market and use such shares, including shares purchased contemporaneously with the sale of the supplemental borrowed shares, to facilitate transactions by which investors in the notes may hedge their investments in the notes.

We and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Our common shares are listed on The New York Stock Exchange under the symbol “SFL.”

We cannot assure you that prices at which our shares sell in the public market after this offering will not be lower than the offering price.

We have agreed that we will not, without the prior written consent of the underwriter, during the period ending 90 days after the date of this prospectus supplement, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of our common shares or any securities convertible into or exercisable or exchangeable for our common shares or enter into any swap or any other agreement or transaction that transfers the economic consequence of ownership of our common shares, whether any such swap or transaction is settled by delivery of our common shares or such other securities, in case or otherwise. We have also agreed not to file any registration statement with the SEC relating to the offering of any of our common shares or any securities convertible into or exercisable or exchangeable for our common shares.

Each of our directors, executive officers, and certain related entities, has agreed pursuant to lock-up agreements that they will not, without the prior written consent of the underwriter and ABG Sundal Collier Inc. (an underwriter in our concurrent convertible notes offering) offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exercisable or exchangeable for our common shares, establish or increase a put equivalent position or liquidate or decrease a call equivalent position or enter into any sway or any other agreement or any transaction that transfers the economic consequence of ownership of any of our common shares or any securities convertible into, or exercisable or exchange for our common shares, or publicly announce an intention to effect any such offer, sale, contract to sell, pledge or disposition for a period of 90 days after the date of this prospectus supplement.

With respect to us, the restrictions described above do not apply to:

•	The common shares to be sold in this offering and the common shares issuable upon conversion of our convertible notes;

•	The entry into and transactions pursuant to the share lending agreement;

•

The issuance by us of our common shares upon the exercise of an option or warrant or the conversion of a security outstanding as of the date of this prospectus supplement and referred to in the registration statement or this prospectus supplement;

•	Any of our common shares issued, or options to purchase our common shares granted, pursuant to existing employee benefit plans; and

•	Any of our common shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the registration statement or this prospectus supplement.

With respect to our directors, executive officers, and certain related entities, the restrictions above do not apply, subject to certain conditions, to transfers of our common shares or other securities by gift approved by the underwriter and ABG Sundal Collier Inc. or transactions relating to our common shares acquired in open market transactions after completion of the public offering.

In the event that either (x) during the last 17 days of the lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (y) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above relating to us and our directors and executive officers, and certain related entities shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

An affiliate of Deutsche Bank Securities Inc., the underwriter in this offering, will receive all the proceeds from the sale of the borrowed shares in this offering. Thus, Deutsche Bank Securities Inc. has a “conflict of interest” as defined in Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in Rule 5121, exists for our common shares. Deutsche Bank Securities Inc. will not make sales to discretionary accounts without the prior written consent of the customer.

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, investment research, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriter and its respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, Deutsche Bank is a lender under three of our secured credit agreements and Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank been engaged to serve as the paying agent, registrar and conversion agent with respect to the convertible notes being offered concurrently.

The underwriter may engage in stabilizing transactions, covering transactions and passive market making in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the common shares so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of common shares in the open market after the distribution has been completed in order to cover syndicate short positions.

•

In passive market making, market makers in the shares who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares until the time, if any, at which a stabilization bid is made.

Notice to Prospective Investors in European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of the shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Notice to Prospective Investors in the United Kingdom

The underwriter acknowledges and agrees that:

(i)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the us; and

(ii)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

This document, as well as any other material relating to the borrowed shares which are the subject of the offering contemplated by this prospectus supplement, does not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The borrowed shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the borrowed shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. The borrowed shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the borrowed shares with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This document, as well as any other material relating to the borrowed shares, is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the borrowed shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The borrowed shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the borrowed shares has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the borrowed shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.41l-2-II-l°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The borrowed shares may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financie.

Notice to Prospective Investors in Hong Kong

This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. No person may offer or sell in Hong Kong, by means of any document, any shares being offered hereby other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance. No advertisement, invitation or document relating to the shares being offered hereby will be issued or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong except if permitted under the securities laws of Hong Kong, other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Japan

This offering has not been and will not be registered under the Financial Instruments and Exchange Law (Law No. 25 of 1948 of Japan, as amended, or the FIEL). The underwriter has represented and agreed that the shares being offered hereby which it purchases will be purchased by it as principal and that it will not, directly or indirectly, offer or sell any shares in Japan or to, or for the benefit of, any Japanese Person or to others for reoffer or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements under the FIEL and otherwise in compliance with such law and any other applicable laws, regulations and ministerial guidelines of Japan. For the purposes of this paragraph, “Japanese Person” shall mean any “Person Resident in Japan” (kyojusha) as defined in Section 6, Paragraph 1, Item 5 of the Foreign Exchange and Foreign Trade Law of Japan (Law No. 228 of 1949, as amended), including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, no person may offer or sell the shares being offered hereby or cause such shares to be made the subject of an invitation for subscription or purchase, or circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such shares, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or (iii) to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares being offered hereby are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$	*
Printing and engraving expenses		$150,000
Legal fees and expenses		$375,000
Accounting fees and expenses		$20,000
Miscellaneous		$100,000

Total	$	*

*	To be filed by amendment or prospectus supplement.

LEGAL MATTERS

The validity of the common shares offered hereby will be passed upon for us by Seward & Kissel LLP, New York, New York, as to matters of United States and New York law, and by MJM Limited, Hamilton, Bermuda, as to matters of Bermuda law, and for the underwriters by Simpson Thacher  & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of Ship Finance International Limited for the years ended December 31, 2009, 2010 and 2011, incorporated into this prospectus supplement by reference from the our annual report on Form 20-F for the year ended December 31, 2011, have been audited by MSPC, Certified Public Accountants and Advisors, A Professional Corporation, as set forth in their report therein, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are a Bermuda exempted company and our executive offices are located outside of the United States in Hamilton, Bermuda. A majority of our directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is uncertainty as to whether the courts of Bermuda would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, or the Commission, a registration statement including exhibits and schedules thereto on Form F-3 under the Securities Act with respect to the common shares offered hereby. This prospectus supplement, which forms a part of the registration statement, does not contain all of the information in the registration statement, as permitted by Commission rules and regulations. For further information with respect to us and the securities offered hereby, reference is made to the registration statement. In addition, we are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and file reports and other information with the Commission. You can read and copy any materials we file with the Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site that contains information we file electronically, which you can access over the internet at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with, or furnish to, it. This means that we can disclose important information to you by referring you to those filed documents. The information listed below is incorporated by reference and is considered to be a part of this prospectus supplement, and information that we file later with the Commission before all of the securities offered by this prospectus supplement and accompanying prospectus are sold will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.

•

Current report on Form 6-K, filed with the Commission on January 24, 2013, which contains Management’s Discussion and Analysis of Financial Condition and Results of Operations and our unaudited interim condensed consolidated financial statements and related information and data as of and for the nine month period ended September 30, 2012;

•

Current report on Form 6-K, filed with the Commission on October 24, 2012, which contains a press release announcing the Company’s the Company’s acquisition of two car carriers and their scheduled employment;

•

Current report on Form 6-K, filed with the Commission on October 16, 2012, which contains a press release announcing the Company’s sale of the vessel Front Driver and the resulting charter termination compensation from Frontline;

•

Current report on Form 6-K, filed with the Commission on October 15, 2012, which contains two press releases announcing that the Company intends to issue new bonds on the Norwegian credit market and that the Company has successfully issued five-year senior secured bonds, respectively;

•

Current report on Form 6-K, filed with the Commission on October 1, 2012, which contains Management’s Discussion and Analysis of Financial Condition and Results of Operations and our unaudited interim condensed consolidated financial statements and related information and data as of and for the six month period ended June 30, 2012;

•

Current report on Form 6-K, filed with the Commission on August 28, 2012, which contains two press releases announcing the sales of two of our tanker vessels, the Front Climber and the Front Rider, respectively;

•	Current report on Form 6-K, filed with the Commission on July 30, 2012, which contains a press release announcing the termination of the charters of four of our Handysize drybulk carriers; and

•

Annual report on Form 20-F for the year ended December 31, 2011, filed with the Commission on April 27, 2012, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement that state they are incorporated by reference into this prospectus supplement until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement and accompanying prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or prospectus supplement.

We will provide without charge to each person to whom this prospectus is delivered a copy of any or all of the foregoing documents, and any other documents that are incorporated herein by reference (other than exhibits, unless those exhibits are specifically incorporated by reference into those documents) upon written or oral request. Requests for those documents should be directed to our principal executive office at the following address:

Ship Finance International Limited

Par la Ville Place, 4th Floor

14 Par la Ville Road

Hamilton HM 08, Bermuda

Tel: 1 800-715-6374

Email: ir@shipfinance.no

Attn: Investor Relations

Prospectus

Through this prospectus, we may periodically offer:

(1)	our common shares,

(2)	our preferred shares,

(3)	our debt securities, which may be guaranteed by one or more of our subsidiaries,

(4)	our warrants,

(5)	our purchase contracts, and

(6)	our units.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common shares are currently listed on The New York Stock Exchange under the symbol “SFL.”

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 2 of this prospectus and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2010

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in, U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.

This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities (and related guarantees), warrants, purchase contracts and units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all the information provided in that registration statement. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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Prospectus Summary

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.

Unless we otherwise specify, when used in this prospectus, the terms “Ship Finance International Limited,” “Ship Finance,” “Company,” “we,” “us,” and “our” refer to Ship Finance International Limited and its subsidiaries. We use the term deadweight, or “dwt,” in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

Our Company

We are a holding company incorporated under the laws of Bermuda. We operate through our vessel owning and other subsidiaries incorporated in Bermuda, Liberia, Norway, Cyprus, Singapore, Malta, the Marshall Islands and the United States. Our principal offices are maintained at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda. Our telephone number at that address is +1 (441) 295-9500.

The Securities We may Offer

We may use this prospectus to offer our:

•	common shares,

•	preferred shares,

•	debt securities, which may be guaranteed by one or more of our subsidiaries,

•	warrants,

•	purchase contracts, or

•	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Our debt securities may be guaranteed by our subsidiaries.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Risk Factors

An investment in our securities involves a high degree of risk. In addition to the risk factor set forth below, you should carefully consider the risks and the discussion of risks under the heading “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2009, filed with the Commission on April 1, 2010, and the documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future annual reports that summarize the risks that may materially affect our business before making an investment in our securities. Please see the section in this prospectus entitled “Where You Can Find Additional Information—Information Incorporated by Reference.” In addition, prospective U.S. Holders of our common shares (as such term is defined in the discussion of “Taxation” in our annual report on Form 20-F for the year ended December 31, 2009) should consider the significant U.S. tax consequences relating to the ownership of our common shares as discussed in the section of this prospectus entitled “Tax Considerations.” Furthermore, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition.

Cautionary Statement Regarding Forward-Looking Statements

Matters discussed in this prospectus may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement pursuant to this safe harbor legislation. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” and similar expressions identify forward-looking statements.

The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies, fluctuations in currencies and interest rates, general market conditions including fluctuations in charterhire rates and vessel values, changes in demand in the markets in which we operate, changes in demand resulting from changes in the petroleum production levels of the Organization of the Petroleum Exporting Countries, or OPEC, and world wide oil consumption and storage, developments regarding the technologies relating to oil exploration, changes in market demand in countries which import commodities and finished goods and changes in the amount and location of the production of those commodities and finished goods, increased inspection procedures and more restrictive import and export controls, changes in our operating expenses, including bunker prices, drydocking and insurance costs, performance of our charterers and other counterparties with whom we deal, timely delivery of vessels under construction within the contracted price, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents, piracy or political events, and other important factors described under the heading “Risk Factors” in this prospectus, in any applicable prospectus supplement and in our annual report on Form 20-F for the year ended December 31, 2009, as well as those described from time to time in the reports filed by the Company with the Commission.

This prospectus contains assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in our periodic reports that we will file with the Commission, other information sent to our security holders, and other written materials. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.

We undertake no obligation to publicly update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur, and our actual results could differ materially from those anticipated in these forward-looking statements.

Use of Proceeds

We intend to use net proceeds from the sale of securities as set forth in the applicable prospectus supplement.

Capitalization

Each prospectus supplement will include information on the Company’s consolidated capitalization.

Ratio of Earnings to Fixed Charges

The following table sets forth our unaudited ratio of earnings to fixed charges for each of the preceding five fiscal years.

	For The Years Ended December 31,
	2005	2006	2007	2008	2009
	(In thousands of U.S. dollars)
Earnings
Net income	$209,546	$180,798	$167,707	$181,611	$192,598
Add: Fixed charges	111,935	113,588	131,525	128,795	117,653

	321,481	294,386	299,232	310,406	310,251
Less: Interest capitalized	—	—	1,124	1,603	578
Total earnings	$321,481	$294,386	$298,108	$308,803	$309,673

Fixed charges
Interest expensed and capitalized	$95,411	$110,519	$128,167	$125,018	$112,146
Amortization and write-off of capitalized expenses relating to indebtedness	16,524	3,069	3,358	3,777	5,507

Total fixed charges	$111,935	$113,588	$131,525	$128,795	$117,653

Ratio of earnings to fixed charges	2.87x	2.59x	2.27x	2.40x	2.63x

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net income available to common shareholders plus interest expense and any amortization and write-off of capitalized expenses relating to indebtedness. Fixed charges consist of interest expense and capitalized interest, the interest portion of rental expense and amortization and write-off of capitalized expenses relating to indebtedness.

Enforcement of Civil Liabilities

We are a Bermuda exempted company and our executive offices are located outside of the United States in Hamilton, Bermuda. A majority of our directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is uncertainty as to whether the courts of Bermuda would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

Plan of Distribution

We may sell or distribute the securities included in this prospectus and may sell our common shares through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our common shares included in this prospectus through;

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us or them to deliver securities to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short ourselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities, may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be at-the-market offerings as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. At-the-market offerings, if any, may be conducted by underwriters acting as principal or our agent, who may also be third party sellers of our securities as discussed above.

We will bear costs relating to all of the securities being registered under this registration statement.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc. (NASD), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415. If more than 10% of the net proceeds of any offering of common shares made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

Description of Capital Stock

The following is a description of the material terms of our amended Memorandum of Association and Bye-laws.

Purpose

The Memorandum of Association of the Company was previously filed on May 21, 2004 as Exhibit 3.1 to our Registration Statement on Form F-4 (File No. 333-115705) and is incorporated by reference herein.

The purposes and powers of the Company are set forth in Items 6(1) and 7(a) through (h) of our Memorandum of Association and in the Second Schedule of the Companies Act of 1981 of Bermuda. These purposes include exploring, drilling, moving, transporting and refining petroleum and hydro-carbon products, including oil and oil products; acquiring, owning, chartering, selling, managing and operating ships and aircraft; the entering into of any guarantee, contract, indemnity or suretyship to assure, support, secure, with or without the consideration or benefit, the performance of any obligations of any person or persons; and the borrowing and raising of money in any currency or currencies to secure or discharge any debt or obligation in any manner.

Our Bye-Laws

At the 2007 Annual General Meeting of the Company, the shareholders voted to amend the Company’s Bye-laws to ensure conformity with recent revisions to the Companies Act 1981 of Bermuda, as amended. These amended Bye-laws of the Company, as adopted by the Company’s shareholders on September 28, 2007 have been filed as Exhibit 1 to the Company’s 6-K filed on October 22, 2007, and are hereby incorporated by reference into this prospectus.

Bermuda law permits the Bye-laws of a Bermuda company to contain provisions exempting (except in relation to an allegation of fraud or dishonesty proved against them) from personal liability a director, alternate director, officer, member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators to the company from any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the Company or any subsidiary thereof. Bermuda law also grants companies the power generally to indemnify directors, alternate directors and officers of the Company and any members authorized under Bye-law 98, resident representatives or their respective heirs, executors or administrators if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, alternate director or officer of the Company or member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators or was serving in a similar capacity for another entity at the company’s request.

Our shareholders have no pre-emptive, subscription, redemption, conversion or sinking fund rights. Shareholders are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. Shareholders have no cumulative voting rights. Shareholders are entitled to dividends if and when they are declared by our Board of Directors, subject to any preferred dividend right of holders of any preference shares. Directors to be elected by shareholders require a simple majority of votes cast at a meeting at which a quorum is present. For all other matters, unless a different majority is required by law or our Bye-laws, resolutions to be approved by shareholders require approval by a simple majority of votes cast at a meeting at which a quorum is present.

Upon our liquidation, dissolution or winding up, shareholders will be entitled under Bermuda law to receive, ratably, our net assets available after the payment of all our debts and liabilities and any preference amount owed to any preference shareholders. The rights of shareholders, including the right to elect directors, are subject to the rights of any series of preference shares we may issue in the future.

Under our Bye-laws, annual meetings of shareholders will be held at a time and place selected by our Board of Directors each calendar year. Special meetings of shareholders may be called by our Board of Directors at any time and, pursuant to Bermuda law, special meetings must be called at the request of shareholders holding at least 10% of our paid-up share capital carrying the right to vote at general meetings. Under our Bye-laws, five days’ notice of an annual meeting or any special meeting must be given to each shareholder entitled to vote at that meeting.

Under Bermuda law, accidental failure to give notice will not invalidate proceedings at a meeting. Our Board of Directors may set a record date at any time before or after any date on which such notice is dispatched.

Special rights attaching to any class of our shares may be altered or abrogated with the consent in writing of not less than 75% of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy.

Our Bye-laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with the Company or in which the Company is otherwise interested. Our Bye-laws provide our Board of Directors the authority to exercise all of the powers of the Company to borrow money and to mortgage or charge all or any part of our property and assets as collateral security for any debt, liability or obligation. Our directors are not required to retire because of their age, and our directors are not required to be holders of our common shares. Directors serve for one-year terms, and shall serve until re-elected or until their successors are appointed at the next annual general meeting.

Our Bye-laws provide that no director, alternate director, officer, person or member of a committee authorized under Bye-law 98, if any, resident representative, or his heirs, executors or administrators, which we refer to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in our formation, or for any loss or expense incurred by us through the insufficiency or deficiency of title to any property acquired by us, or for the insufficiency or deficiency of any security in or upon which any of our monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of his duties, or supposed duties, to us or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of our funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, alternate director, officer, committee member or resident representative in his reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election. In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he is acquitted. We are authorized to purchase insurance to cover any liability an indemnitee may incur under the indemnification provisions of our Bye-laws.

Authorized Capitalization

Under our amended Memorandum of Association, our authorized capital consists of $125,000,000, comprising 125,000,000 common shares, which may include related purchase rights for our common or preferred shares, having a par value of $1.00 each, of which 79,125,000 are issued and outstanding as of November 12, 2010.

Share History

We were incorporated in October 2003 with an authorized share capital of 12,000, divided into shares of $1.00 each. In connection with our partial spin-off from Frontline in June 2004, our authorized share capital was increased in May 2004 to $125,000,000, comprising 125,000,000 shares, each having a par value of $1.00, of which 73,925,837 were issued and outstanding immediately after the partial spin-off. In July 2004, we issued 1,600,000 common shares in a private placement for the price of $15.75 per share. Immediately following the issuance of these shares our total outstanding shares were 75,525,837. Between November 2004 and January 2006 the Company purchased and cancelled 2,782,100 shares.

In November 2006, the Board of Directors approved the Ship Finance International Limited Share Option Scheme (the “Option Scheme”). The Option Scheme permits the Board of Directors, at its discretion, to grant options to employees and directors of the Company or its subsidiaries. The fair value cost of options granted is recognized in the statement of operations, with a corresponding amount credited to contributed surplus.

In October 2007, the Board of Directors of the Company approved a share repurchase program of up to 7,000,000 shares. The Company did not repurchase any common shares for cancellation in 2007, 2008 or 2009.

In December 2008, the Company filed a prospectus supplement to enable the Company to issue and sell up to 7,000,000 common shares from time to time, by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, or at negotiated prices. In the year ended December 31, 2009, the Company issued and sold 1,372,100 shares under this arrangement.

In February 2009, we declared a quarterly dividend with respect to the quarter ended December 31, 2008 in the amount of $0.30 on each of our outstanding common shares payable to shareholders of record as of March 9, 2009. Shareholders of record were paid a dividend on each outstanding common share in cash, or upon the election of the holder of such common share, in newly issued common shares. As a result of the elections to receive such dividend in additional common shares, on April 17, 2009, we issued an additional 2,112,604 common shares.

In May 2009, we declared a quarterly dividend with respect to the quarter ended March 31, 2009 in the amount of $0.30 on each of our outstanding common shares payable to shareholders of record as of May 26, 2009. Shareholders of record were paid a dividend on each outstanding common share in cash, or upon the election of the holder of such common share, in newly issued common shares. As a result of the elections to receive such dividend in additional common shares, on July 6, 2009, we issued an additional 1,038,777 common shares.

In June 2009, we issued additional 10,560 common shares to an employee in lieu of the dividend portion of his share-based bonus payment.

In August 2009, we declared a quarterly dividend with respect to the quarter ended June 30, 2009 in the amount of $0.30 on each of our outstanding common shares payable to shareholders of record as of August 31, 2009. Shareholders of record were paid a dividend on each outstanding common share in cash, or upon the election of the holder of such common share, in newly issued common shares. As a result of the elections to receive such dividend in additional common shares, on October 16, 2009, we issued an additional 916,921 common shares.

In November 2009, we declared a quarterly dividend with respect to the quarter ended June 30, 2009 in the amount of $0.30 on each of our outstanding common shares payable to shareholders of record as of December 8, 2009. Shareholders of record were paid a dividend on each outstanding common share in cash, or upon the election of the holder of such common share, in newly issued common shares. As a result of the elections to receive such dividend in additional common shares, on January 27, 2010, we issued an additional 930,483 common shares.

Common Shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares which we may issue in the future.

Preferred Shares

The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement. Our Board of Directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares is authorized, our Board of Directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our Board of Directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our common shares.

Warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Description of Other Securities

Debt Securities

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this Registration Statement or to a prospectus supplement, or as an exhibit to the Exchange Act, report that will be incorporated by reference to the Registration Statement or a prospectus supplement. We will refer to any or all of these reports as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.

General

Neither indenture limits the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•

if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or sinking fund provisions or conversion or exchangeability provision;

•

the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•

if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•

if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•

if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system; and

•	the applicability of any guarantees.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or in a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•

the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(4)	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)	makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•

default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in an applicable subsequent filings, payments of principal, premium and interest on debt securities represented by global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•

the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participating institutions deposit with DTC. DTC also facilitates the settlement among participating institutions of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participating institutions’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participating institutions include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participating institutions and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participating institution, either directly or indirectly. The rules applicable to DTC and its participating institutions are on file with the Commission.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Purchase Contracts

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

Expenses

The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$0	*

Blue sky fees and expenses	$	*	*

Printing and engraving expenses	$	*	*

Legal fees and expenses	$	*	*

Rating agency fees	$	*	*

Accounting fees and expenses	$	*	*

Indenture trustee fees and expenses	$	*	*

Miscellaneous	$	*	*

Total	$	*	*

*	The Registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.
**	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Mello, Jones & Martin, Hamilton, Bermuda, as to matters of Bermuda law.

Experts

The consolidated financial statements of Ship Finance International Limited appearing in the Company’s annual report on Form 20-F for the year ended December 31, 2009, have been audited by MSPC, Certified Public Accountants and Advisors, A Professional Corporation, as stated in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You can Find Additional Information

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports within the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Further information about our company is available on our website at http://www.shipfinance.bm. This web address is provided as an inactive textual reference only. Information on our website does not constitute part of this prospectus.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•

Current report on Form 6-K, filed with the Commission on November 12, 2010, containing Management’s Discussion and Analysis of Financial Condition and Results of Operations and our unaudited interim condensed consolidated financial statements and related information and data as of and for the six-month period ended June 30, 2010;

•

Current report on Form 6-K, filed with the Commission on November 10, 2010, containing our press releases announcing that we: (i) acquired two new drybulk carriers and sold one older drybulk vessel, with the exception of the comments of Ole B. Hjertaker contained in the third paragraph of the press release; and (ii) entered into new charters and financing agreements;

•	Current report on Form 6-K, filed with the Commission on September 29, 2010, containing our press release announcing the results of our 2010 Annual General Meeting;

•	Current report on Form 6-K, filed with the Commission on September 29, 2010, containing our press release announcing that we placed a new senior unsecured bond loan in the Norwegian credit market;

•

Current report on Form 6-K, filed with the Commission on September 2, 2010, containing our press release announcing our preliminary financial results for the quarter ended June 30, 2010, other than the section of the press release titled “Strategy and Outlook;”

•	Current report on Form 6-K, filed with the Commission on July 29, 2010, containing our press release announcing our preliminary financial results for the quarter ended March 31, 2010;

•

Annual report on Form 20-F for the year ended December 31, 2009, filed with the Commission on April 1, 2010, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•

The description of our dividend reinvestment and direct stock purchase plan (and no other information contained therein) contained in our Registration Statement on Form F-3, (File No. 333-150125), filed with the Commission on April 7, 2008 and any amendment or report filed for the purpose of updating that description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that we furnish to the Commission after the date of this prospectus that state they are incorporated by reference into this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Ship Finance International Limited

Par la Ville Place, 4th Floor

14 Par la Ville Road

Hamilton HM 08, Bermuda Tel: +1 800-715-6374 Email: ir@shipfinance.no Attn: Investor Relations

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the New York Stock Exchange, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Securities Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Securities Exchange Act relating to short swing profit reporting and liability.

$100,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Deutsche Bank Securities

January    , 2013